Exhibit 99.2

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

U.S. Restaurant Properties, Inc.,

Ivanhoe Acquisition V, LLC

and

CNL Income Fund V, Ltd.

dated as of August 9, 2004

ARTICLE III-A REPRESENTATIONS AND WARRANTIES OF ACQUISITION LLC		29

3.A.1	Organization, Standing and Power	29
3.A.2	Capitalization	30
3.A.3	Authority; No Conflict; Required Filings and Consents	30
3.A.4	Special Purpose Entity; No Operations	31

ARTICLE IV REPRESENTATIONS AND WARRANTIES RELATING TO THE FUND		31

4.1	Organization, Standing and Power	32
4.2	Capitalization	33
4.3	Authority; No Conflict; Required Filings and Consents	34
4.4	SEC Filings; Financial Statements	35
4.5	No Undisclosed Liabilities; Indebtedness	37
4.6	Absence of Certain Changes or Events	37
4.7	Properties	37
4.8	Fund Joint Venture Interests	39
4.9	Leases	39
4.10	Taxes	39
4.11	Intellectual Property	40
4.12	Litigation	40
4.13	Environmental Matters	41
4.14	Employee Benefit Plans	42
4.15	Compliance	42
4.16	Employment and Labor Matters	42
4.17	Insurance	42
4.18	Opinions of Financial Advisors	42
4.19	Related Party Transactions	43
4.20	Permits	43
4.21	Brokers	43
4.22	No Ownership of Company Securities	43
4.23	Disclosure	43

ARTICLE V CONDUCT OF BUSINESS		44

5.1	Covenants of the Company	44
5.2	Covenants of the Fund	47
5.3	Confidentiality	49

ARTICLE VI ADDITIONAL AGREEMENTS		49

6.1	No Solicitation by Fund	49
6.2	No Solicitation by the Company	51
6.3	Joint Proxy Statement/Prospectus; Registration Statement	52
6.4	Access to Information; Confidentiality	53
6.5	Stockholders’ Meetings and Partners’ Solicitation	54
6.6	Legal Conditions to the Merger	55
6.7	Public Disclosure	56

- ii -

6.8	Listing of Company Common Stock and Company Series A Preferred Stock	56
6.9	Letter of the Company’s and the Fund’s Accountants.	56
6.10	Notification of Certain Matters	56
6.11	Company Stockholders’ Agreement	57
6.12	Notice to Holders of Company Preferred Stock	57
6.13	Bridge Financing	57
6.14	Transaction Financing	57
6.15	Takeover Laws	57

ARTICLE VII CONDITIONS TO MERGER		58

7.1	Conditions to Each Party’s Obligation To Effect the Merger	58
7.2	Additional Conditions to Obligations of the Fund	59
7.3	Additional Conditions to Obligations of the Company	60

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER		62

8.1	Termination	62
8.2	Effect of Termination	65
8.3	General Fees and Expenses	65
8.4	Certain Fees and Expenses	65
8.5	Amendment	66
8.6	Extension; Waiver	67

ARTICLE IX MISCELLANEOUS		67

9.1	Nonsurvival of Representations and Warranties	67
9.2	Notices	67
9.3	Entire Agreement	68
9.4	No Third Party Beneficiaries	69
9.5	Assignment	69
9.6	Severability	69
9.7	Counterparts and Signature	69
9.8	Interpretation	69
9.9	Governing Law	70
9.10	Failure or Indulgence Not Waiver; Remedies Cumulative	70
9.11	Remedies	70
9.12	Submission to Jurisdiction	70
9.13	WAIVER OF JURY TRIAL	70

- iii -

TABLE OF DEFINED TERMS

Terms	Cross Reference in Agreement
1940 Act	Section 3.26
Acquisition LLC	Preamble
Acquisition LLC Articles of Merger	Preamble
Affiliate	Section 3.4(c)
Aggregate Merger Consideration	Section 7.1(g)
Agreement	Preamble
Articles of Organization	Section 3.A.1(b)(i)
Board	Section 3.18
Bridge Financing Commitment Letter	Section 6.13
Cash Balance Adjustment	Section 7.3(f)(iii)
Cash Consideration	Section 2.1(a)
Closing	Section 1.2
Closing Agreement	Section 7.2(f)
Closing Date	Section 1.2
CNLRP	Section 7.1(f)
CNLRP Merger	Section 7.1(f)
CNLRP Merger Agreement	Section 7.1(f)
COBRA Coverage	Section 3.14(i)
Code	Section 2.2(f)
Company	Preamble
Company Acquisition Proposal	Section 6.2(a)(i)(C)
Company Balance Sheet	Section 3.4(b)
Company Common Stock	Section 3.2(a)
Company Disclosure Schedule	Article III
Company Ground Lease	Section 3.9(d)
Company Ground Lessee	Section 3.9(d)
Company Insurance Polices	Section 3.17
Company Joint Ventures	Section 3.1(c)
Company Lease	Section 3.9(a)
Company Leases	Section 3.9(a)
Company Material Adverse Effect	Article III
Company Meeting	Section 3.4(c)
Company Permits	Section 3.20
Company Preferred Stock	Section 3.2(a)
Company Properties	Section 3.7(a)
Company Property	Section 3.7(a)
Company Rent Roll	Section 3.9(c)
Company Representative	Section 6.2(a)(iii)
Company SEC Reports	Section 3.4(a)
Company Series A Preferred Stock	Section 2.1(a)
Company Series B Preferred Stock	Section 3.2(a)
Company Series B-1 Preferred Stock	Section 3.2(a)
Company Stock Options	Section 3.2(b)

- iv -

Terms	Cross Reference in Agreement
Company Stock Plan	Section 3.2(b)
Company Stockholders’ Agreement	Preamble
Company Superior Proposal	Section 6.2(c)(B)
Company’s Knowledge	Section 3.2(b)
Confidentiality Agreement	Section 5.3
Constituent Entities	Section 1.3
Contamination	Section 3.13(c)(iii)
development	Section 3.7(e)
Effective Time	Section 1.1
Employee Benefit Plan	Section 3.14(a)(i)
Employee Plan	Section 3.14(a)(iv)
Encumbrances	Section 3.7(a)
Environmental Claims	Section 3.13(c)(ii)
Environmental Documents	Section 3.13(c)(vi)
Environmental Law	Section 3.13(c)(i)
EPA	Section 3.13(c)(vi)
ERISA	Section 3.14(a)(ii)
ERISA Affiliate	Section 3.14(a)(iii)
Exchange Act	Section 3.3(c)
FRULPA	Section 1.1
Fund	Preamble
Fund Acquisition Proposal	Section 6.1(a)(i)(C)
Fund Articles of Merger	Section 1.1
Fund Balance Sheet	Section 4.4(b)
Fund Consent Solicitation	Section 6.5(c)
Fund Disclosure Schedule	Article IV
Fund Ground Lease	Section 4.9(d)
Fund Ground Lessee	Section 4.9(d)
Fund Insurance Policies	Section 4.17
Fund Insurance Policy	Section 4.17
Fund Interests	Section 2.1(a)
Fund Joint Ventures	Section 4.1(c)
Fund Lease	Section 4.9(a)
Fund Leases	Section 4.9(a)
Fund LP Agreement	Section 1.3
Fund LP Certificate	Section 4.1(d)
Fund Material Adverse Effect	Article IV
Fund Permits	Section 4.20
Fund Properties	Section 4.7(a)
Fund Property	Section 4.7(a)
Fund Rent Roll	Section 4.9(c)
Fund Representative	Section 6.1(a)(iii)
Fund SEC Reports	Section 4.4(a)
Fund Superior Proposal	Section 6.1(c)(B)

- v -

Terms	Cross Reference in Agreement
Fund’s Knowledge	Section 4.3(e)
GAAP	Section 3.4(b)
General Partners	Preamble
General Partnership Interests	Section 2.1(a)
Governmental Entity	Section 3.3(c)
GP Cash Consideration	Section 2.1(a)
GP Merger Consideration	Section 2.1(a)
GP Stock Consideration	Section 2.1(a)
Hazardous Substance	Section 3.13(c)(v)
Income Fund	Preamble
Income Fund Merger	Section 7.1(g)
Income Fund Merger Agreement	Section 7.1(g)
Income Fund Merger Agreements	Section 7.1(g)
Income Fund Mergers	Section 7.1(g)
Income Funds	Preamble
indebtedness	Section 3.21(a)
Intellectual Property	Section 3.11
IRS	Section 3.10(h)
Limited Partnership Interests	Section 2.1(a)
LP Cash Consideration	Section 2.1(a)
LP Merger Consideration	Section 2.1(a)
LP Stock Consideration	Section 2.1(a)
Material Agreement	Section 3.21(a)
Material Agreements	Section 3.21(a)
Members	Section 3.A.3(a)
Membership Interests	Section 2.1
Merger	Preamble
Merger Consideration	Section 2.1(a)
MK	Section 3.18
MLLCA MGCL	Section 1.1 Section 3.2(c)
NYSE	Section 5.1(c)(ii)
Operating Agreement	Section 3.A.1(b)(ii)
Order	Section 7.1(d)
Outside Date	Section 8.1(b)
Participating Income Fund	7.3(f)(i)
Parties	Preamble
Partner	Section 2.2(b)
Party	Preamble
Person	Section 2.2(e)
Proceeding	Section 3.12
Property Restrictions	Section 3.7(a)
Proxy Statement	Section 3.4(c)
Registration Statement	Section 3.4(c)

- vi -

Terms	Cross Reference in Agreement
REIT	Section 3.10(i)
Release	Section 3.13(c)(iv)
Required Aggregate Cash Balance	Section 7.3(f)(ii)
SEC	Section 3.3(c)
Securities Act	Section 3.3(c)
Special Committee	Section 3.18
Subsidiary	Section 3.1(b)
Surviving Entity	Section 1.3
Tax	Section 3.10(h)
Tax Authority	Section 3.10(h)
Tax Returns	Section 3.10(h)
Taxes	Section 3.10(h)
Transaction Financing Commitment Letter	Section 6.14
Transfer	Section 6.1(a)(i)(C)
Wachovia	Section 4.18
WARN	Section 3.16(b)

- vii -

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 9, 2004, is by and among U.S. Restaurant Properties, Inc., a Maryland corporation (the “Company”), Ivanhoe Acquisition V, LLC, a Maryland limited liability company (“Acquisition LLC”), and CNL Income Fund V, Ltd., a Florida limited partnership (the “Fund”). The Company, Acquisition LLC, and the Fund are referred to collectively herein as the “Parties” and individually as a “Party.”

WHEREAS, the Company and the Fund desire to consummate a merger (the “Merger”) whereby Acquisition LLC, an indirect wholly-owned subsidiary of the Company, will be merged with and into the Fund, and the Fund will be the surviving entity in the Merger, upon the terms and subject to the conditions of this Agreement and in accordance with applicable law;

WHEREAS, the Fund is one of 18 affiliated limited partnerships operated as income funds (each, an “Income Fund” and, collectively, the “Income Funds”) that the Company is proposing to acquire through the merger of each such Income Fund with and into limited liability companies that are indirect wholly-owned subsidiaries of the Company;

WHEREAS, the Board of Directors of the Company and the managing member of Acquisition LLC deem it advisable and in the best interests of the Company and its stockholders, and Acquisition LLC and its members, respectively, to enter into this Agreement in respect of the Merger, and the general partners of the Fund (the “General Partners”) deem it advisable and in the best interests of the Fund and its limited partners to enter into this Agreement in respect of the Merger; and

WHEREAS, as a condition to the willingness of, and an inducement to, the Fund to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of Company Common Stock (as defined herein), are entering into a Stockholders’ Agreement dated as of the date hereof (the “Company Stockholders’ Agreement”) in the form of Exhibit A attached hereto, providing for certain actions relating to the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Parties agree as follows:

ARTICLE I

THE MERGER

1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing (as defined in Section 1.2), the Company and the Fund shall (i) prepare, and on the Closing Date or as soon as practicable thereafter cause to be filed with the Maryland Department of Assessments and Taxation, articles of merger (the “Acquisition LLC Articles of Merger”) in such form as is required by, and executed by

Acquisition LLC in accordance with, the relevant provisions of the Maryland Limited Liability Company Act (the “MLLCA”), (ii) prepare, and on the Closing Date or as soon as practicable thereafter cause to be filed with the Florida Department of State, articles of merger (the “Fund Articles of Merger”) in such form as is required by, and executed by Acquisition LLC and the Fund in accordance with, the relevant provisions of the Florida Revised Uniform Limited Partnership Act (1986) (the “FRULPA”), and (iii) shall make all other filings or recordings required under the MLLCA, FRULPA or otherwise. The Merger shall become effective at (a) such time as both the Acquisition LLC Articles of Merger and the Fund Articles of Merger have been duly filed with the Maryland Department of Assessments and Taxation and the Florida Department of State, respectively, or (b) such other time as is agreed upon by the Fund and the Company and specified in the Acquisition LLC Articles of Merger and the Fund Articles of Merger. Such time is hereinafter referred to as the “Effective Time.”

1.2 Closing The closing of the Merger and the other transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., Washington, D.C. time, on a date to be specified by the Fund and the Company (the “Closing Date”), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, but subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Shaw Pittman LLP, 2300 N Street, N.W., Washington, DC 20037, unless another date, place or time is agreed to in writing by the Fund and the Company.

1.3 Effects of the Merger. At the Effective Time: (i) Acquisition LLC shall be merged with and into the Fund (the Fund and Acquisition LLC are sometimes referred to below as the “Constituent Entities” and the Fund following the Merger is sometimes referred to below as the “Surviving Entity”); (ii) the separate existence of Acquisition LLC shall cease and the Fund shall be the Surviving Entity in the Merger; and (iii) the Amended and Restated Partnership Agreement, attached hereto as Exhibit B, shall be the Partnership Agreement of the Surviving Entity (the “Fund LP Agreement”). The Merger shall have the effects set forth in Section 4A-709 of the MLLCA and Section 620.204 of the FRULPA.

1.4 Further Assurances. If at any time after the Effective Time the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Acquisition LLC or the Fund or (b) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Acquisition LLC or the Surviving Entity, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of Acquisition LLC or the Surviving Entity, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Acquisition LLC or the Surviving Entity, as applicable, and otherwise to carry out the purposes of this Agreement.

ARTICLE II

CONVERSION OF SECURITIES

2.1 Conversion of Fund Interests. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any membership interests of Acquisition LLC (the “Membership Interests”) or of any partnership interests in the Fund:

(a) Consideration for Fund Interests. Subject to Section 2.2, (i) the general partnership interests in the Fund (the “General Partnership Interests”) outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive an aggregate of (A) $346,156 in cash (the “GP Cash Consideration”), and (B) 2,884.631 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share (the “Company Series A Preferred Stock”), of the Company (the terms of which are set forth in Exhibit C hereto) (the “GP Stock Consideration” and, together with the GP Cash Consideration, the “GP Merger Consideration”); and (ii) each unit of limited partnership interest in the Fund (the “Limited Partnership Interests,” together with the General Partnership Interests, the “Fund Interests”) outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive (A) $209.74 in cash (the “LP Cash Consideration,” together with the GP Cash Consideration, the “Cash Consideration”), and (B) 1.748 shares of Company Series A Preferred Stock (the “LP Stock Consideration” and, together with the LP Cash Consideration, the “LP Merger Consideration”). The GP Merger Consideration shall be allocated pro rata among the General Partners in accordance with the value of their respective capital accounts on the Closing Date. The GP Merger Consideration and the LP Merger Consideration shall hereafter be referred to collectively as the “Merger Consideration.”

(b) Conversion of Membership Interests. As of the Effective Time, all Membership Interests shall be automatically converted, on a one-for-one basis, into partnership interests in the Fund and the Membership Interests shall no longer be outstanding and shall automatically be cancelled and cease to exist.

(c) Adjustments to Consideration. The number of shares of the Company Series A Preferred Stock shall be adjusted to reflect fully the effect of any reclassification, combination, subdivision, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into the Company Series A Preferred Stock), reorganization, recapitalization or other like change with respect to the Company Series A Preferred Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

2.2 Payment of Merger Consideration.

(a) Company to Provide Certificates. Prior to the Effective Time, the Company will make available to its transfer agent, as needed, certificates representing the Company Series A Preferred Stock in respect of the Merger Consideration to be paid in accordance with the terms of Section 2.1(a).

(b) Delivery Procedures. At the Effective Time, the Merger Consideration shall be delivered by the Company and its transfer agent to the General Partners. Promptly thereafter, the General Partners shall deliver to each holder of Fund Interests (a “Partner”), in exchange for its Fund Interest, cash, a certificate representing the number of whole shares of Company Series A Preferred Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.1(a) and 2.2(d), after giving effect to any withholding rights described in Section 2.2(f) below.

(c) No Further Ownership Rights in Fund Interests. The Merger Consideration issued or paid upon the conversion of the Fund Interests in accordance with the terms hereof (including any cash or dividends or other distributions paid pursuant to Section 2.2(d)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such Fund Interests.

(d) No Fractional Shares. No certificate or scrip representing fractional shares of Company Series A Preferred Stock shall be issued upon the exchange of any Fund Interests, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of the Company. Notwithstanding any other provision of this Agreement, each holder of Fund Interests exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Company Series A Preferred Stock shall receive, in lieu thereof, cash (rounding up to the nearest whole cent and without interest) in an amount equal to such fractional part of a share of Company Series A Preferred Stock multiplied by $23.50.

(e) No Liability. To the extent permitted by law, none of Acquisition LLC, the Company or the Surviving Entity or the General Partners shall be liable to any Partner (or holder or distributions with respect to the Fund Interests) for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by Partners two (2) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity) shall, to the extent permitted by law, become the property of the Surviving Entity free and clear of any claim or interest of any Person (as defined below) previously entitled thereto. Any Partner who has not exchanged his Fund Interests for the Merger Consideration in accordance with this Section 2.2 within six months after the Effective Time shall thereafter look only to the Surviving Entity for his claim for Cash Consideration, Company Series A Preferred Stock, any cash in lieu of fractional shares of Company Series A Preferred Stock, and any dividends or distributions with respect to Company Series A Preferred Stock, and any dividends or distributions with respect to Company

Series A Preferred Stock, as applicable. For purposes of this Agreement, “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or any agency or instrumentality thereof.

(f) Withholding Rights. The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Partner such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable provision of law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Partners in respect of which such deduction and withholding was made by the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company and Acquisition LLC, jointly and severally, represent and warrant to the Fund that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by the Company to the Fund on or before the date of this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article III. Disclosure of any fact or item in any section of the Company Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other section of the Company Disclosure Schedule, be deemed to be disclosed with respect to such other section, unless specifically stated in the Company Disclosure Schedule.

As used herein, “Company Material Adverse Effect” shall mean any fact, event, change, development, effect or circumstance that (i) is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities or properties of the Company and its Subsidiaries, taken as a whole, or (ii) would materially impair or delay the ability of the Company and/or Acquisition LLC to perform their respective obligations hereunder or Company’s obligations under the Company Stockholders’ Agreement, including the consummation of the Merger; provided, that Company Material Adverse Effect shall not include (A) any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement, (B) any adverse change in the trading prices for the Company’s stock, or (C) changes that result from economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the Company operates and competes (provided that such changes do not affect the Company in a substantially disproportionate manner).

3.1 Organization; Standing and Power; Subsidiaries.

(a) Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign entity in each jurisdiction in which the failure to be so qualified or licensed or to be in good standing could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Section 3.1(b) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Company’s directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary’s outstanding capital stock or other equity or other interest owned by the Company or another Subsidiary of the Company. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person.

As used in this Agreement, the word “Subsidiary” means, with respect to a party, any corporation, partnership, joint venture, limited liability company (including, but not limited to, Acquisition LLC) or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership), (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests, but “Subsidiary” shall not include the Company Joint Ventures or Fund Joint Ventures, as applicable (each as defined below).

(c) Section 3.1(c) of the Company Disclosure Schedule lists the joint ventures of the Company (the “Company Joint Ventures”).

(d) The Company has made available to the Fund complete and accurate copies of: (i) the Restated Articles of Incorporation and Bylaws of the Company; (ii) the charter, bylaws or other organizational documents of each Subsidiary of the Company; and (iii) the agreements governing the Company Joint Ventures. The Restated Articles of Incorporation and Bylaws of the Company and the charter, bylaws or other organizational documents of each Subsidiary of the Company are in full force and effect, and no other organizational documents are applicable to or binding upon the Company or its Subsidiaries.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $.001 per share (the “Company Common Stock”), and 50,000,000 shares of preferred stock, $.001 par value per share (the “Company Preferred Stock”), of which 4,084,350 shares are designated as Company Series A Preferred Stock, 20,000 shares are designated as Series B Redeemable Convertible Preferred Stock (“Company Series B Preferred Stock”) and 5,000 shares are designated as Series B-1 Convertible Preferred Stock (“Company Series B-1 Preferred Stock”). As of the close of business on the date of this Agreement, (i) 22,561,639 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company, (iii) 4,084,350 shares of Company Series A Preferred Stock were issued and outstanding, (iv) 20,000 shares of Company Series B Preferred Stock were issued and outstanding, and (v) no shares of Company Series B-1 Preferred Stock were issued and outstanding.

(b) As of the date of this Agreement, 108,500 shares of Company Common Stock were reserved for future issuance pursuant to stock options granted (such outstanding options, the “Company Stock Options”) pursuant to the U.S. Restaurant Properties, Inc. Flexible Incentive Plan (the “Company Stock Plan”). Section 3.2(b) of the Company Disclosure Schedule lists all Company Stock Options, the record holder thereof and the exercise prices thereof. Except as set forth in this Section 3.2 or in Section 3.2(b) of the Company Disclosure Schedule, or as reserved for future grants under the Company Stock Plan and Company Stock Options, (i) there are no equity securities of any class of the Company or any of its Subsidiaries (other than equity securities of any such Subsidiary that are directly or indirectly owned by the Company), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares. Neither the Company nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations (contingent or otherwise). To the Company’s Knowledge, except as set forth in the Company Stockholders’ Agreement or as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock of the Company or any of its Subsidiaries. “Company’s Knowledge” means knowledge of a particular fact or other matter by any individual who is serving, or has at any time served, as a director or officer of the Company (or in any similar capacity) if (A) such individual is actually aware of such fact or other matter, or (B) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

(c) Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, all outstanding shares of Company Common Stock and Company Preferred Stock are, and all shares of Company Common Stock and Company Preferred Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Maryland General Corporation Law (“MGCL”), the Company’s Restated Articles of Incorporation or Bylaws or any agreement to which the Company is a party or is otherwise bound. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the Company Common Stock, the Company Preferred Stock or the capital stock of the Company or any of its Subsidiaries or to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, the Company or any Subsidiary of the Company or any other entity, other than guarantees of bank obligations of Subsidiaries of the Company entered into in the ordinary course of business.

(d) Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company’s Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by the Company or another Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company’s voting rights, charges or other encumbrances of any nature.

(e) Except as set forth in Section 3.2(e) of the Company Disclosure Schedule, there are no restrictions of any kind which prevent the payment of dividends by any of the Company’s Subsidiaries, and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

3.3 Authority; No Conflict; Required Filings and Consents.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the Company’s stockholders under the MGCL, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the adoption of this Agreement by the Company’s stockholders under the MGCL. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability of this Agreement is subject only to the adoption of this Agreement by the Company’s stockholders under the MGCL.

(b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Restated Articles of Incorporation or Bylaws of the Company or the charter, Bylaws, or other organizational document of any of its Subsidiaries, (ii) except as set forth in Section 3.3(b) of the Company Disclosure Schedule, conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, or result in the creation of a security interest, lien, claim, pledge, agreement, limitations in the Company’s voting right, charge or other encumbrance of any nature on any of the properties or assets of the Company or any of its Subsidiaries pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, lease, license, contract, articles, articles supplementary or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) subject to compliance with the requirements specified in clauses (i), (ii), (iii), (iv) and (v) of Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets; or (iv) require the Company under the terms of any agreement, contract, arrangement or understanding to which it is a party or by which it or its assets are bound, to obtain the consent or approval of, or provide notice to, any other party to any such agreement, contract, articles, articles supplementary, arrangement or understanding, except in the case of clauses (ii), (iii) and (iv) of this Section 3.3(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, failure to obtain consent or approval or failure to notify which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Acquisition LLC Articles of Merger with the Maryland Department of Assessments and Taxation and of the Fund Articles of Merger with the Florida Department of State, (ii) the filing of reports with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), (iii) the filing of the Registration Statement (as defined herein) with the SEC in accordance with the Securities Act of 1933, as amended, and the rules promulgated thereunder (the “Securities Act”), (iv) the compliance with any state securities laws, and (v) any consent, approval, license, permit, order, authorization, registration, declaration, notice or filing, which, if not obtained or made, could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) As of the date hereof and as of the Effective Time, the Board of Directors of the Company has, at a meeting duly called and held, (i) unanimously approved this Agreement to which the Company is a party, (ii) determined that the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of the Company, (iii) resolved to recommend adoption of this Agreement and the Merger and the other transactions contemplated hereby to the stockholders of the Company, and (iv) directed that this Agreement be submitted to the stockholders of the Company for their approval and authorization. The Board of Directors has not withdrawn, rescinded or modified such approvals, determination, and resolutions to recommend. The affirmative vote of a majority of all outstanding shares of Company Common Stock and Company Series B Preferred Stock are the only votes of the holders of any class or series of capital stock of the Company necessary to approve and authorize this Agreement, the Merger and the other transactions contemplated hereby. The holders of the Company Series A Preferred Stock have no right to vote on the approval of this Agreement, the Merger and the other transactions contemplated hereby. As of the date of this Agreement, the holders of the Company Common Stock and Company Preferred Stock that are parties to the Company Stockholders’ Agreement own (beneficially and of record) and have the right to vote, in the aggregate, approximately 2.2% of the total issued and outstanding Company Common Stock.

(e) To the Company’s Knowledge, there is no agreement or order binding upon the Company or any of its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries is subject to any non-competition, non-solicitation or similar restriction on their respective businesses.

3.4 SEC Filings; Financial Statements; Information Provided.

(a) All forms, reports and other documents required to be filed by the Company with the SEC since January 1, 2001 (including those that the Company may file after the date hereof until the Closing) are referred to herein as the “Company SEC Reports.” Except as set forth in Section 3.4 of the Company Disclosure Schedule, the Company SEC Reports (i) were or will be filed on a timely basis and (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, as the case may be, applicable to such Company SEC Reports. None of the Company SEC Reports when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries has filed, or is obligated to file, any forms, reports, schedules, statements or other documents with the SEC. As used in this Section 3.4(a), the term “filed” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act or for normal year-end adjustments) and (iii) fairly presented or will fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material to the Company. The unaudited balance sheet of the Company as of June 30, 2004 is referred to herein as the “Company Balance Sheet.”

(c) The information to be supplied by the Company for inclusion in the registration statement on Form S-4 pursuant to which the Company Series A Preferred Stock issued in the Merger and the Company Common Stock issuable upon conversion of the Company Series A Preferred Stock will be registered under the Securities Act (including any amendments or supplements, the “Registration Statement”), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information to be supplied by the Company for inclusion in the joint proxy statement/prospectus (the “Proxy Statement”) to be sent to the stockholders of the Company in connection with the meeting of the Company’s stockholders to consider the adoption of this Agreement and the Merger (the “Company Meeting”) and the Partners in connection with the Fund Consent Solicitation (as herein defined) shall not, on the date the Proxy Statement is first mailed to stockholders of the Company and the Partners, at the time of the Company Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting or the solicitation of consents in connection with the Fund Consent Solicitation which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company, any Affiliate (as defined below) of the Company, or any officers or directors of any of them, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform the Fund. As used in this Agreement, the term

“Affiliate” shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act. The Registration Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act. The Company makes no representation or warranty with respect to any information supplied by the Fund which is contained in the Registration Statement or Proxy Statement.

3.5 No Undisclosed Liabilities.

(a) Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) disclosed in the Company SEC Reports filed and publicly available prior to the date hereof or (ii) incurred in the ordinary course of business since June 30, 2004 which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Section 3.5(b) of the Company Disclosure Schedule sets forth, as of June 30, 2004, a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness (as defined in Section 3.21(a) below) of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement.

3.6 Absence of Certain Changes or Events.

(a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there has not been, after the date of the Company Balance Sheet and prior to the date of this Agreement, any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) During the period from June 30, 2004 to the date hereof, (i) there has not been any change by the Company in its accounting methods, principles or practices or any revaluation by the Company of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than any revaluations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) except as set forth in Section 3.6(b) of the Company Disclosure Schedule, there has not been any action or event, and neither the Company nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of the Fund pursuant to Section

5.1 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

3.7 Properties.

(a) The Company or a Subsidiary of the Company owns good and marketable fee simple title (or leasehold estate) to each of the real properties identified in Section 3.7(a) of the Company Disclosure Schedule (collectively, the “Company Properties” and each, a “Company Property”), which are all of the real properties owned by them as of the date hereof. Except (i) as set forth in the existing title reports identified in clause (v) below, (ii) for the Company Leases, and (iii) for any easements granted in the ordinary course of business since the date of such title reports, none of which has a Company Material Adverse Effect, no other Person has any real property ownership interest in any of the Company Properties. Except as set forth in Section 3.7(a) to the Company Disclosure Schedule, none of the Company Properties is subject to any restriction on the sale or other disposition thereof, including, but not limited, to grants of rights of first refusal or options to tenants of the Company Properties, or on the financing or release of financing thereon. Other than grants of rights of first refusal or options in favor of tenants of the Company contained in some of the Company Leases and as otherwise set forth in Section 3.7(a) of the Company Disclosure Schedule, the Company Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, “Property Restrictions”) or liens (including liens for Taxes), mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (the “Encumbrances”), except for (iv) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, which, individually or in the aggregate, would not have a Company Material Adverse Effect, (v) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys and easements granted in the ordinary course of business since the date of such reports, none of which would adversely effect the tenant’s obligation to pay rent under the applicable Company Lease (as defined below) and (vi) mechanics’, carriers’, workmen’s and repairmen’s liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, would not have a Company Material Adverse Effect.

(b) Valid policies of title insurance have been issued or irrevocably committed to be issued insuring the Company’s or the applicable Company Subsidiary’s fee simple title (or leasehold estate) to each of the Company Properties (or leasehold estate) owned by it in amounts at least equal to the purchase price thereof paid by Company or its Subsidiary in the case of Company Properties owned by the Company or any of its Subsidiaries, subject only to the matters and exceptions disclosed in such policies. To the Company’s Knowledge, such policies are, at the date hereof, in full force and effect.

(c) There has been no physical damage to any Company Properties which, individually or in the aggregate, would have a Company Material Adverse Effect after giving effect to any applicable insurance.

(d) Neither Company nor any of the Company Subsidiaries nor, to the Company’s Knowledge, any tenant under a Company Lease has received any notice with respect to any Company Property to the effect that any condemnation or rezoning proceedings are pending or threatened which, individually or in the aggregate, would have a Company Material Adverse Effect. All work to be performed, payments to be made and actions to be taken by the Company or the Company Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action (e.g., local improvement district, road improvement district, environmental mitigation) material to Company and the Company Subsidiaries taken as a whole have been performed, paid or taken, as the case may be, and to the Company’s Knowledge, no planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements are material to Company and the Company Subsidiaries taken as a whole.

(e) Except as set forth in Section 3.7(e) of the Company Disclosure Schedule, no Company Property is currently under development or subject to any agreement with respect to development, and neither the Company nor any Subsidiary shall enter into any such agreement between the date hereof and the Effective Time without the prior written approval of the Fund. For purposes of this Section 3.7(e), “development” shall not include capital improvements made in the ordinary course of business to existing Company Properties and repairs made to existing Company Properties.

3.8 Company Joint Venture Interests. The Company owns the interests in the Company Joint Ventures listed in Section 3.1(c) of the Company Disclosure Schedule free and clear of all security interests, liens, claims, pledges, agreements, charges or other encumbrances of any nature.

3.9 Leases.

(a) Section 3.9(a) of the Company Disclosure Schedule sets forth a true and complete list of the leases to which any Company Property is subject (each, a “Company Lease” and together, the “Company Leases”). Prior to the date hereof, true and correct copies of the Company Leases have been made available to the Fund.

(b) Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, to the Company’s Knowledge, each of the Company Leases is in full force and effect in accordance with its terms and no event of default has occurred that, in either case, individually or in the aggregate, would have a Company Material Adverse Effect. In connection with the Merger, none of the Company nor any of its Subsidiaries is obligated under or bound by any option, right of first refusal, purchase Contract, or other Contract to sell or otherwise dispose of any Company Property or any other interest in any Company Property.

(c) Section 3.9(c) of the Company Disclosure Schedule sets forth a copy of the rent roll of the Company (the “Company Rent Roll”) that lists each Company Lease in effect as of the dates set forth therein, and that is true, correct and complete except for omissions or discrepancies that could not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Except as set forth in Section 3.9(d) of the Company Disclosure Schedule, with regard to any Company Properties where the Company or any Subsidiary of the Company (the “Company Ground Lessee”) holds a leasehold estate (a “Company Ground Lease”): (i) the Company Ground Lease is a valid and subsisting lease and, to the Company’s Knowledge, the Company Ground Lessee is not in default under any terms thereunder; and (ii) to the extent required under the Company Ground Lease, the Company will use its commercially reasonable efforts to obtain consent from the Lessor under the Company Ground Lease to the transaction contemplated hereby.

3.10 Taxes.

(a) To the Company’s Knowledge, each of the Company and the Subsidiaries of the Company and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any Subsidiary of the Company is or has been a member has timely filed all Tax Returns (as defined below) required to be filed by it (after giving effect to any filed extension properly granted by a Tax Authority (as defined below) having authority to do so), except where the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and has timely paid all Taxes (as defined below) shown on such Tax Returns as required to be paid by it except Taxes that are being contested in good faith by appropriate proceedings and for which the Company or the applicable Company Subsidiary shall have set aside on its books adequate reserves.

(b) Each such Tax Return is true, complete and accurate in all material respects. The Company Balance Sheet reflects an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through June 30, 2004. Since the date of the Company Balance Sheet, the Company has incurred no liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, including, without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither the Company nor any Subsidiary of the Company has incurred any liability for Taxes other than in the ordinary course of business. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Subsidiary of the Company, and no requests for waivers of the time to assess any such Taxes are pending and no extensions of time to assess any such Taxes are in effect.

(c) Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, all Taxes required to be withheld, collected and paid over to any Tax Authority by the Company and any Subsidiary of the Company have been timely withheld, collected and paid over to the proper Tax Authority. There are no pending actions or proceedings by any Taxing Authority for assessment or collection of any Tax.

(d) Complete copies of all federal, state and local income or franchise Tax Returns that have been filed by the Company and each Subsidiary of the Company for all taxable years beginning on or after January 1, 2000, any extensions filed with any Tax Authority that are currently in effect and all written communications with a Taxing Authority relating thereto, have been made available to the Fund. The Company has not received notice of any claim by a Taxing Authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that it is subject to taxation by the jurisdiction except where the failure to file such Tax Return or to be subject to taxation could not reasonably be expected to have a Company Material Adverse Effect.

(e) Neither the Company, nor any Subsidiary of the Company is obligated to make after the Closing any payment that would not be deductible pursuant to Sections 162(m) or 280G of the Code. Other than with respect to its Subsidiaries, the Company is not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or is liable for the Taxes of any other person under Treasury Regulations §1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract, or otherwise.

(f) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

(g) None of the Company and its Subsidiaries will be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a taxable period ending prior to the Closing Date, any “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any taxable income attributable to any amount that is economically accrued prior to the Closing Date.

(h) For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including those on or measured by or referred to as income, franchise, profits, gross receipts, capital ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and “Tax Returns” shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with any Tax Authority. As used in this Agreement, “Tax Authority” shall mean the Internal Revenue Service (the “IRS”) and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax.

(i) The Company (i) for all taxable years commencing with its initial taxable year through December 31, 2003 has been operated so as to qualify as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code and has been so qualified as a REIT for such years, (ii) and will continue to operate to the Closing, in such a manner as to qualify as a REIT for the taxable year beginning January 1, 2004 determined as if the taxable year of the REIT ended as of the Closing and (iii) has not taken or omitted to take any action which would result in a challenge to its status as a REIT, and no such challenge is pending or to the Company’s Knowledge threatened. Each Subsidiary of the Company which is a partnership or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as a separate entity, as the case may be, and has not been treated for federal income tax purposes as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by the Company of a direct or indirect interest therein owned any assets (including, without limitation, securities) that would cause the Company to violate Section 856(c)(4) of the Code. The nature of the assets of the Company and the Subsidiaries of the Company is such that the sale of all of the assets owned by them would not cause the Company to be disqualified as a REIT under Code Section 856(c)(2) or 856(c)(3) or otherwise. Except as set forth in Section 3.10(i) of the Company Disclosure Schedule, each Subsidiary of the Company that is a corporation either (i) has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code or (ii) has been since January 1, 2001, a taxable REIT subsidiary under Section 856(1) of the Code.

3.11 Intellectual Property. The Company and the Subsidiaries of the Company have sole title to and ownership of, or possesses legally enforceable rights to use under valid and subsisting written license agreements, all Intellectual Property (as defined below) of the Company. Neither the Company nor any of its Subsidiaries has misappropriated, is in conflict with or is infringing upon the Intellectual Property of others. For purposes of this Agreement, with respect to any Person, “Intellectual Property” means all patents, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are used or necessary to conduct the business of the Person as currently conducted, or would be used or necessary as such business is planned to be conducted.

3.12 Litigation. Except as described in Section 3.12 of the Company Disclosure Schedule or expressly described in the Company SEC Reports filed and publicly available prior to the date hereof, there is no action, suit, proceeding, claim, arbitration or investigation (a “Proceeding”) pending or, to the Company’s Knowledge, threatened against the Company or any of the Subsidiaries which, individually or in the aggregate, will have a Company Material Adverse Effect. There are no judgments, orders or decrees outstanding against the Company which, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse

Effect. Notwithstanding the foregoing, (i) Section 3.12 to the Company’s Disclosure Schedule sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Company’s Knowledge, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (ii) no claim has been made under any directors’ and officers’ liability insurance policy at any time by the Company or any Subsidiary.

3.13 Environmental Matters.

(a) Except as set forth in Section 3.13(a) of the Company Disclosure Schedule or except for such matters which have not had or could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i) the Company and each of its Subsidiaries are currently and, at all times during the Company’s and each of its Subsidiaries’ ownership or operation of their businesses and properties, have been, in compliance with all applicable Environmental Laws;

(ii) no Environmental Claims have been asserted or assessed against the Company, any of its Subsidiaries or, to the Company’s Knowledge, any tenant under any of the Company Leases with regard to any of the Company Properties, and no Environmental Claims are pending or, to the Company’s Knowledge, threatened against the Company, any of its Subsidiaries or any tenants under any of the Company Leases with regard to any of the Company Properties;

(iii) to the Company’s Knowledge, there has not been, and is not now present, any Contamination at any property currently owned, leased or operated by the Company and its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is on the National Priorities List or, to the Company’s Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

(iv) there was no Contamination at any property formerly owned, leased or operated by the Company or any of its Subsidiaries during, or to the Company’s Knowledge, prior to the period of ownership or operation by the Company or any of its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is on the National Priorities List or, to the Company’s Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

(v) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any tenant of any Company Property is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any

Environmental Law or relating to Hazardous Substances that obligates or may obligate the Company or any of its Subsidiaries to pay money;

(vi) to the Company’s Knowledge, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that could be expected to prevent the Company from, or materially increase the burden on the Company of, complying with applicable Environmental Laws; and

(vii) the Company has made available to the Fund, prior to the execution and delivery of this Agreement, any and all Environmental Documents pertaining to the Company Properties.

(b) To the Company’s Knowledge, each of the representations and warranties contained in Section 3.13(a) is true and correct with respect to any entity for which the Company or any of its Subsidiaries has assumed or retained liability, whether by contract or operation of law.

(c) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Environmental Law” means any law, statute, regulation, order, decree, permit, authorization, code, ordinance, rule, policy, opinion, consent decree, judicial order, administrative order, agency requirement, or common law of any jurisdiction relating to: (A) the environment, human health or safety associated with the environment, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, Contamination or any injury or threat of injury to persons or property.

(ii) “Environmental Claims” means: (A) any claim, demand, action or proceeding brought or instigated by any Governmental Entity or other third party in connection with any Environmental Law (including without limitation civil, criminal and/or administrative proceedings), whether or not seeking costs, damages, penalties or expenses; and (B) third party claims, actions, demands or proceedings, based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare due to any Release of a Hazardous Substance, and whether or not seeking costs, damages, penalties or expenses.

(iii) “Contamination” means the presence of, or Release on, under, from or to the environment of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws and with good commercial practice.

(iv) “Release” means mean the spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping or any other release or threatened release and whether intentional or unintentional, of any Hazardous Substance.

(v) “Hazardous Substance” means: (A) any hazardous substance, pollutant or contaminant, as such terms are defined under the Comprehensive

Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§ 9601 et seq., or analogous state Environmental Law; (B) any petroleum or petroleum product or by-product, asbestos or asbestos-containing material, urea-formaldehyde, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; and (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to or could give rise to liability under any Environmental Law.

(vi) “Environmental Documents” means, for any Person: (A) any and all documents received by the Person or its Subsidiaries from the United States Environmental Protection Agency (“EPA”) or any other Governmental Entity concerning the environmental condition of any property owned, leased or operated at any time by the Person or any Subsidiary of the Person, or the effect of the Person’s business operations or the business operations of any Subsidiary of the Person on the environmental condition of such property; (B) any and all documents submitted by the Person or any Subsidiary of the Person during the past five years to the EPA or any state, county or municipal environmental or health agency concerning the environmental condition of any property owned, leased or operated at any time by the Person or any Subsidiary of the Person, or the effect of the Person’s business operations or the business operations of any Subsidiary of the Person on the environmental condition of such property, and (C) any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may in any way affect the Person or any entity for which it may be liable or any Subsidiary of the Person.

3.14 Employee Benefit Plans.

(a) For purposes of this Agreement, the following terms shall have the following meanings: (i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, whether for the benefit of a single individual or a group of individuals, including, but not limited to, insurance coverage, medical care benefits, dependent care benefits, transportation benefits, cafeteria plan benefits, employee assistance benefits, scholarship or education benefits, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock or stock appreciation plan or other forms of incentive compensation or post-retirement compensation; (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; (iii) “ERISA Affiliate” means any entity which is, or at any applicable time was, a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary thereof, and (iv) “Employee Plan” means any Employee Benefit Plan maintained, or contributed to, by the Company, any Subsidiary of the Company or any ERISA Affiliate, or any Employee Benefit Plan with respect to which the foregoing parties has or reasonably could be expected to have any liability. Each Employee Plan is identified on Section 3.14(a) of the Company’s Disclosure Schedule. With respect to each Employee Plan, true, correct and complete copies of all of the following documents, if applicable, have been delivered or made available to the Fund: (i) all plan documents and amendments thereto; (ii) written descriptions of any unwritten plans or policies; (iii) all trust agreements, annuity contracts, insurance policies and other documents relating to the funding or payment of benefits under the Employee Plan; (iv) all service contracts and agreements; (v) the three (3) most recent Forms 5500 and any financial statements attached thereto; (vi) the most recent actuarial and valuation report; (vii) the most recent IRS determination letter and all requests for rulings or determinations concerning such Employee Plan requested from the IRS subsequent to the date of that letter; (viii) the most recent IRS opinion letter; (ix) the most recent summary plan description, summary of material modifications, and summary annual report, and/or written interpretation of the Employee Plan provided to employees; (x) copies of the nondiscrimination (including section 415) testing for the last three (3) years, and (xi) all other documents, forms or other instruments relating to Employee Plans reasonably requested by the Fund.

(b) Each Employee Plan complies and has at all times complied, in form and in operation and administration, in all material respects in accordance with its terms and all applicable laws, including, without limitation, the Code and ERISA, and each of the Company, its Subsidiaries and any ERISA Affiliates has in all material respects met its obligations with respect to such Employee Plan and has made all required contributions thereto (or reserved such contributions on the Company Balance Sheet).

(c) With respect to the Employee Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Company. The Company has no liability with respect to any Employee Plan maintained by an ERISA Affiliate.

(d) Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code has received determination letters from the IRS to the effect that such Employee Plan is qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked and, to the Company’s Knowledge, revocation has not been threatened. No deadline has passed to file a determination letter request with respect to any amendments not covered by the before-described determination letters. No lawsuit or other action has been brought or, to the Company’s Knowledge, threatened with respect to any Employee Plan (excluding claims for benefits brought in the ordinary course of plan activities) and no audit, examination or other action has been brought or, to the Company’s Knowledge, threatened with respect to any Employee Plan by any Governmental Entity. The Company has incurred no tax liability under Sections 4971 through 4980B and 4980D of the Code or civil liability under Sections 502(i) or (l) of ERISA.

(e) Neither the Company, any Subsidiary nor any ERISA Affiliate has (i) ever maintained an Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). No Employee Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any stockholder, director, executive officer or other employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, or (B) providing any term of employment or compensation guarantee or (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code.

(g) There has been no amendment to, written interpretation of or announcement by the Company or any ERISA Affiliate relating to, or change in employee participation or coverage under, any Employee Plan that would result in a material increase in the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year of the Company ended prior to the date hereof. Neither the Company nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to create any additional Employee Plan, or to modify or change any existing Employee Plan that would affect any employee or terminated employee of the Company, any of its Subsidiaries, or any ERISA Affiliate.

(h) There has been no nonexempt “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan; there are no current or threatened security interests, liens, claims, pledges, agreements, charges or other encumbrances of any nature on the assets of any Employee Plan; the transactions contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary, except as disclosed in Section 3.14(h) of the Company Disclosure Schedule. No claims have been made, or, to the Company’s Knowledge, after due inquiry, are expected with respect to any bond or any fiduciary or other similar insurance with regard to the actions of any person in connection with any Benefit Plan, nor has there been, nor is there, to the Company’s Knowledge, after due inquiry, threatened any notice to any insurer under any such bond or policy with regard to any of such plans. No application for any bond or for any fiduciary or similar insurance policy has been issued subject to any qualification, condition or exclusion. No assets of any Employee Plan are invested, directly or indirectly, in real or personal property used by the Company or any ERISA Affiliate. There is sufficient liquidity of assets in each of the funded Employee Plans to promptly pay for the benefits earned and other liabilities owed under such Employee Plan. With respect to each Employee Plan, no insurance contract, annuity contract, or other agreement or arrangement with any financial or other organization would impose any penalty, discount or other reduction on account of the withdrawal of assets from such organization or the change in the investment of such assets.

(i) Each Employee Plan that is a “group health plan” (within the meaning of Code Section 5000(b)(1)) has been operated in compliance in all material respects with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA (“COBRA Coverage”), Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act, the provisions of the Social Security Act and applicable state and federal privacy requirements, to the extent such requirements are applicable. Except as disclosed in Section 3.14(i) of the Company Disclosure Schedule, no Employee Plan or written or oral agreement exists which obligates the Company to provide health care coverage, medical, surgical, hospitalization, death or similar benefits (whether or not insured) to any employee or former employee of the Company or any of its Subsidiaries following such employee’s or former employee’s termination of employment with the Company or any Subsidiary, other than COBRA Coverage.

(j) Section 3.2(b) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its Subsidiaries who holds, as of the date hereof, any option, warrant or other right to purchase Company Common Stock, together with the number of shares of Company Common Stock subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of each such option, warrant and right. Section 3.2(b) of the Company Disclosure Schedule also sets forth the total number of such options, warrants and rights. True and complete copies of each agreement (including all amendments and modifications thereto) between the Company and each holder of such options, warrants and rights relating to the same have been furnished to the Fund.

3.15 Compliance. The Company and each of its Subsidiaries are in compliance with (i) the Restated Articles of Incorporation or Bylaws of the Company or the charter, Bylaws, or other organizational document of any of its Subsidiaries, (ii) the terms of all notes, bonds, mortgages, indentures, leases, licenses, contracts or other agreements, instruments or obligations to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) all permits, concessions, franchises, licenses, judgments, injunctions, orders, decrees, statutes, laws, ordinances, rules or regulations applicable to the Company or any of its Subsidiaries or any of its or their properties or assets; except, in the case of clauses (ii) and (iii) of this Section 3.15, for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any permit, concession, franchise, license, judgment, injunction, order or decree of any Governmental Entity that is material to the Company or any of its Subsidiaries.

3.16 Employment and Labor Matters.

(a) Section 3.16(a) of the Company Disclosure Schedule identifies all employees and consultants employed or engaged by the Company with an annual base salary or compensation rate of $100,000 or higher and sets forth each such individual’s rate of pay or annual compensation, job title and date of hire. Except as set forth in Section 3.16(a) of the Company Disclosure Schedule, there are no employment, consulting, collective bargaining, severance pay, continuation pay, termination or indemnification agreements or other similar contracts of any nature (whether in writing or not) between the Company or any Subsidiary and any current or former stockholder, officer, director, employee, consultant, labor organization or other representative of any of the Company’s or Subsidiary’s employees, nor is any such contract presently being negotiated. Neither the Company nor any Subsidiary is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses, benefits or other compensation for any services or otherwise arising under any policy, practice, agreement, plan, program or law. Except as otherwise provided in this Agreement or except as set forth in Section 3.16(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will the Company or any Subsidiary have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company or any Subsidiary of any persons employed by the Company or any Subsidiary on or prior to the Effective Time. None of the Company’s or any Subsidiary’s employment policies or practices is currently being audited or investigated by any Governmental Entity. There is no pending or, to the Company’s Knowledge, threatened Proceeding, unfair labor practice charge, or other charge or inquiry against the Company or any Subsidiary brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company’s or Subsidiary’s employee, or other individual or any Governmental Entity with respect to employment practices brought by or before any Governmental Entity.

(b) Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, there are no controversies pending or threatened, between the Company or any of its Subsidiaries and any of their respective employees; neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or its Subsidiaries nor are there any activities or proceedings of any labor union to organize any such employees of the Company or any of its Subsidiaries; during the past five years there have been no strikes, slowdowns, work stoppages, disputes, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries. Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, there are no grievances pending or, to the Company’s Knowledge, threatened, which, if adversely decided, could reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation or other order by, any Governmental Entity relating to employees or employment practices. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable laws, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment, including the obligations of the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”), and all other notification and bargaining obligations arising under any collective bargaining agreement, by law or otherwise. Neither the Company nor any Subsidiary of the Company has effectuated a “plant closing” or “mass layoff” as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company, without complying with all provisions of WARN or implemented any early retirement, separation or window program within the past five years, nor has the Company or any Subsidiary planned or announced any such action or program for the future.

3.17 Insurance. Section 3.17 of the Company Disclosure Schedule sets forth a true and complete list of all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiaries (“Company Insurance Policies”). Each Company Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. To the Company’s Knowledge, none of the Company Insurance Policies will terminate or lapse by reason of the transactions contemplated by this Agreement. The Company and its Subsidiaries have complied in all material respects with the provisions of each Company Insurance Policy under which it is the insured party. No insurer under any Company Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company’s Knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Company Insurance Policies have been filed in a timely fashion, in each case except as is not reasonably likely to have a Company Material Adverse Effect.

3.18 Opinion of Financial Advisor. Morgan Keegan & Company, Inc. (“MK”), financial advisor to the Special Committee of the Board of Directors of the Company (the “Special Committee”), has delivered to the Special Committee and the Board of Directors of the Company (the “Board”) an opinion to the effect that the Merger Consideration payable in the Merger is fair to the stockholders of the Company from a financial point of view. The Company has provided copies of such opinion to the Fund. Such opinion has not been withdrawn, revoked or modified.

3.19 Related Party Transactions. Section 3.19 to the Company Disclosure Schedule sets forth a list of all material arrangements, agreements and contracts entered into by the Company or any Subsidiary of the Company that are in effect and which are with (a) any investment banker or financial advisor, in each case, relating to any obligation to make, or which could result in the making of, any payment (except pursuant to indemnification obligations) or (b) any Person who is an officer, director, stockholder or Affiliate of the Company or any Subsidiary of the Company, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses). Such documents, copies of all of which have previously been delivered or made available to the Fund, are listed in Section 3.19 to the Company Disclosure Schedule.

3.20 Permits. The Company and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted, except for such permits, licenses and franchises the absence of which have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect (the “Company Permits”). The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply, individually or in the aggregate, would not have a Company Material Adverse Effect. To the Company’s Knowledge, there is no pending threat of modification or cancellation of any Company Permit that, individually or in the aggregate, would have a Company Material Adverse Effect. To the Company’s Knowledge and except to the extent caused by the lack of one or more approvals, notifications, reports or other filings set forth in Section 3.3(c) of this Agreement, no Company Permit will cease to be effective as a result of the consummation of transactions contemplated by this Agreement.

3.21 Material Agreements.

(a) Section 3.21(a) of the Company Disclosure Schedule sets forth a true and complete list, and if oral, an accurate and complete summary, of all material notes, bonds, mortgages, indentures, leases, licenses, contracts or other agreements, instruments or obligations to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound as of the date hereof (each a “Material Agreement” and collectively, “Material Agreements”), including the following agreements:

(i) employment contracts with officers of the Company and other contracts with current or former officers, directors or stockholders of the Company, and all severance, change in control (except pursuant to the Company Stock Plan) or similar contracts with any current or former stockholders, directors, officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company or any of its Subsidiaries to make any payment to any current or former stockholders, directors, officers, employees or agents of the Company following either the consummation of the transactions contemplated hereby, termination of employment (or the relevant relationship), or both;

(ii) labor contracts (if any);

(iii) contracts involving annual revenues, expenditures or liabilities in excess of $500,000 per annum or $1,000,000 in the aggregate which are not cancelable (without material penalty, cost or other liability) within 60 days;

(iv) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments and contracts providing for the borrowing or lending of money, whether as borrower, lender or guarantor, in each case, relating to indebtedness or obligations in excess of $1,000,000;

(v) contracts containing a covenant limiting or purporting to limit the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location in the world;

(vi) joint venture or partnership agreements or joint development, distribution or similar agreements pursuant to which any third party is entitled or obligated to develop or distribute any products on behalf of the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is entitled or obligated to develop or distribute any products on behalf of any third party;

(vii) contracts for the acquisition, directly or indirectly (by merger or otherwise) of material assets (whether tangible or intangible) or the capital stock of another Person;

(viii) contracts involving the issuance or repurchase of any capital stock of the Company or any of its Subsidiaries (including newly formed Subsidiaries), other than, with respect to the issuance of Company Common Stock, the options listed in Section 3.2(b) of the Company Disclosure Schedule;

(ix) contracts under which the Company or any of its Subsidiaries has granted or received exclusive rights;

(x) any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange Contracts; and

(xi) contracts for the license or supply of any geographic or similar data to the Company or any of its Subsidiaries.

True and complete copies of all written Material Agreements have been delivered or been made available to the Fund by the Company.

For purposes of this Agreement, “indebtedness” means, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person or creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person’s business), (F) all capitalized lease obligations of such person, (G) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (H) all letters of credit issued for the account of such person and (I) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

(b) Each Material Agreement is in full force and effect, is a valid and binding obligation of the Company or such Subsidiary and of each other party thereto and is enforceable, in accordance with its terms, against the Company or such Subsidiary and against each other party thereto, and such Material Agreements will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, with no material alteration or acceleration or increase in fees or liabilities. Neither the Company nor any of its Subsidiaries is or is alleged to be and, to the Company’s Knowledge, no other party is or is alleged to be in default under, or in breach or violation of, any Material Agreement and, to the Company’s Knowledge, no event has occurred which, with the giving of notice or passage of time or both, would constitute such a default, breach or violation. The designation or definition of Material Agreements for purposes of this Section 3.21 and the disclosures made pursuant thereto shall not be construed or utilized to expand, limit or define the terms “material” and “Company Material Adverse Effect” as otherwise referenced and used in this Agreement.

3.22 Section 3-602 of the MGCL Not Applicable. Assuming the accuracy of the representations contained in Section 4.22 below, the Board has taken all actions necessary so that, to the extent applicable, the restrictions contained in Section 3-602 of the MGCL applicable to a “business combination” (as defined in Section 3-601(e) of the MGCL) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger. No Maryland law or other takeover statute or similar law and no provision of the Restated Articles of Incorporation or Bylaws, or other organizational documents or governing instruments of the Company or any of its Subsidiaries or any Material Agreement to which any of them is a party would or would purport to impose restrictions which might adversely affect or delay the consummation of the transactions contemplated by this Agreement.

3.23 Brokers. No agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except MK whose fees and expenses will be paid by the Company. The Company has delivered to the Fund a complete and accurate copy of the agreement pursuant to which MK is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

3.24 Certain Business Practices. As of the date hereof, neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

3.25 No Ownership of Fund Interests. Neither the Company nor any Subsidiary of the Company owns or has ever owned any Fund Interests or any other securities of the Fund.

3.26 Investment Company Act of 1940. None of the Company or any Subsidiary of the Company is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

3.27 Disclosure. The representations and warranties by the Company in this Agreement and the documents referred to herein (including the Schedules and Exhibits hereto), taken together with all the other information provided to the Fund or their representatives in connection with the transactions contemplated hereby, do not contain any statements of a material fact or omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III-A

REPRESENTATIONS AND WARRANTIES OF ACQUISITION LLC

The Company and Acquisition LLC, jointly and severally, represent and warrant to the Fund that the statements contained in this Article III-A are true and correct.

3.A.1 Organization, Standing and Power.

(a) Acquisition LLC is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign entity in each jurisdiction in which the failure to be so qualified or licensed could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Acquisition LLC has made available to the Fund complete and accurate copies of the Acquisition LLC: (i) articles of organization (the “Articles of Organization”); and (ii) operating agreement (the “Operating Agreement”). The Articles of Organization, Operating Agreement and other organizational documents of Acquisition LLC are in full force and effect, and no other organizational documents are applicable to or binding upon Acquisition LLC.

3.A.2 Capitalization.

(a) The issued and outstanding Membership Interests are held by those members in such percentages as set forth on Exhibit D attached hereto.

(b) There are no Membership Interests or any security exchangeable into or exercisable for Membership Interests, issued, reserved for issuance or outstanding or any options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Acquisition LLC is a party or by which Acquisition LLC is bound obligating the Acquisition LLC to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional Membership Interests or rights convertible into or exchangeable or exercisable for any Membership Interests.

(c) All outstanding Membership Interests are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the MLLCA or the Operating Agreement or any agreement to which Acquisition LLC is a party or is otherwise bound.

3.A.3. Authority; No Conflict; Required Filings and Consents.

(a) Acquisition LLC has all requisite power and authority to enter into this Agreement and, subject to the adoption of this Agreement by Acquisition LLC’s members (the “Members”) under the MLLCA, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Acquisition LLC have been duly authorized by all necessary corporate action on the part of Acquisition LLC, subject only to the adoption of this Agreement by the Members. This Agreement has been duly executed and delivered by Acquisition LLC and constitutes the valid and binding obligation of Acquisition LLC, enforceable in accordance with its terms, except that the enforceability of this Agreement is subject only to the adoption of this Agreement by the Members.

(b) The execution and delivery of this Agreement by Acquisition LLC does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Organization, Operating Agreement or other organizational document of Acquisition LLC, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, or result in the creation of a security interest, lien, claim, pledge, agreement, limitations in Acquisition LLC’s voting right, charge or other encumbrance of any nature on any of the properties or assets of Acquisition LLC pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, lease, license, contract, articles, articles supplementary or other agreement, instrument or obligation to which Acquisition LLC is a party or by which Acquisition LLC or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisition LLC or any of its properties or assets.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to Acquisition LLC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Acquisition LLC Articles of Merger with the Maryland Department of Assessments and Taxation and of the Fund Articles of Merger with the Florida Department of State, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, and (iii) the compliance with any state securities laws.

(d) As of the date hereof and as of the Effective Time, the Members have adopted this Agreement and approved the Merger and the other transactions contemplated hereby.

(e) There is no agreement or order binding upon Acquisition LLC or any of its assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquisition LLC or the conduct of business by Acquisition LLC as currently conducted or as proposed to be conducted by Acquisition LLC. Acquisition LLC is not subject to any non-competition, non-solicitation or similar restriction on its business.

3.A.4 Special Purpose Entity; No Operations.

Acquisition LLC is an indirect, wholly-owned subsidiary of the Company, was formed solely for the purpose of engaging in the transactions contemplated hereby, has no liabilities or obligations or any kind, and has engaged in no other business activities other than as a participant in the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES RELATING TO THE FUND

The Fund represents and warrants to the Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by the Fund to the Company on or before the date of this Agreement (the “Fund Disclosure Schedule”). The Fund Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article IV. Disclosure of any fact or item in any section of the Fund Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other section of the Fund Disclosure Schedule, be deemed to be disclosed with respect to such other section, unless specifically stated in the Fund Disclosure Schedule.

As used herein, “Fund Material Adverse Effect” shall mean any fact, event, change, development, effect or circumstance that (i) is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities or properties of the Income Funds and their respective Subsidiaries taken as a whole, or (ii) would materially impair or delay the ability of the Income Funds to perform their obligations under the Income Fund Merger Agreements (as defined herein); provided, that Fund Material Adverse Effect shall not include (A) any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement, or (B) changes that result from economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the Income Funds operate and compete (provided that such changes do not affect the Income Funds and their respective Subsidiaries, taken as a whole, in a substantially disproportionate manner).

4.1 Organization, Standing and Power.

(a) The Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign entity in each jurisdiction in which the failure to be so qualified or licensed would, individually or in the aggregate, have a Fund Material Adverse Effect.

(b) Section 4.1(b) of the Fund Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Fund’s directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary’s outstanding capital stock or other equity or other interest owned by the Fund or another Subsidiary of the Fund. Except as set forth in Section 4.1(b) of the Fund Disclosure Schedule, neither the Fund nor any of its Subsidiaries owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person. Except as set forth in Section 4.1(b) of the Fund Disclosure Schedule, neither the Fund nor any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exerciseable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated.

(c) Section 4.1(c) of the Fund Disclosure Schedule lists the joint ventures of the Fund (the “Fund Joint Ventures”).

(d) The Fund has made available to the Company complete and accurate copies of: (i) the Certificate of Limited Partnership of the Fund, as amended (the “Fund LP Certificate”); (ii) the Fund LP Agreement; (iii) the charter, bylaws or other organization documents of each Subsidiary of the Fund; and (iv) the agreements governing the Fund Joint Ventures. The Fund LP Certificate, the Fund LP Agreement, and the charter, bylaws or other organizational documents of each Subsidiary of the Fund are in full force and effect, and no other organizational documents are applicable to or binding upon the Fund or its Subsidiaries.

4.2 Capitalization.

(a) All of the outstanding Fund Interests consist of (i) general partnership interests, which are not designated in terms of units; and (ii) 50,000 units of limited partnership interests.

(b) There are no (i) equity securities of any class of the Fund or any of its Subsidiaries (other than the Fund Interests and the equity securities of any such Subsidiary that are directly or indirectly owned by the Fund), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, or (ii) options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Fund or any of its Subsidiaries is a party or by which the Fund or any of its Subsidiaries is bound obligating the Fund or any of its Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional equity securities of the Fund or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such securities. Neither the Fund nor any of its Subsidiaries has outstanding any equity appreciation rights, phantom equity, performance based rights or similar rights or obligations (contingent or otherwise). To the Fund’s Knowledge, there are no agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any of the Fund Interests or equity of any of its Subsidiaries.

(c) All of the outstanding Fund Interests have been duly authorized, are validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the FRULPA, the Fund LP Certificate, the Fund LP Agreement or any agreement to which the Fund is a party or is otherwise bound. There are no obligations, contingent or otherwise, of the Fund or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Fund Interests or to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, the Fund or any Subsidiary of the Fund or any other entity, other than guarantees of bank obligations of Subsidiaries of the Fund entered into in the ordinary course of business.

(d) All of the outstanding equitable interests of each of the Fund’s Subsidiaries are duly authorized and validly issued and free of preemptive rights and all such interests are owned, of record and beneficially, by the Fund or another Subsidiary of the Fund free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Fund’s voting rights, charges or other encumbrances of any nature.

(e) There are no restrictions of any kind which prevent the payment of dividends or other distributions by any of the Fund’s Subsidiaries, and neither the Fund nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

4.3 Authority; No Conflict; Required Filings and Consents.

(a) The Fund has all requisite power and authority to enter into this Agreement and, subject to the approval of this Agreement by the Partners under the FRULPA and the Fund LP Agreement, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Fund have been duly authorized by all necessary action on the part of the Fund, subject to the approval of this Agreement by the Partners under the FRULPA and the Fund LP Agreement. This Agreement has been duly executed and delivered by the Fund and constitutes the valid and binding obligation of the Fund, enforceable in accordance with its terms, except that the enforceability of this Agreement is subject only to the approval of this Agreement by the Partners under the FRULPA and the Fund LP Agreement.

(b) The execution and delivery of this Agreement by the Fund does not, and, subject to the approval of this Agreement by the Partners under the FRULPA and the Fund LP Agreement, the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Fund LP Certificate, the Fund LP Agreement or the charter, bylaws, or other organizational document of any of the Fund’s Subsidiaries, (ii) except as set forth on Section 4.3(b) of the Fund Disclosure Schedule, conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, or result in the creation of a security interest, lien, claim, pledge, agreement, limitations in the Fund’s voting right, charge or other encumbrance of any nature on any of the properties or assets of the Fund or any of its Subsidiaries pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Fund or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) subject to compliance with the requirements specified in clauses (i), (ii), (iii) and (iv) of Section 4.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Fund or any of its Subsidiaries or any of its or their properties or assets; or (iv) except as set forth on Section 4.3(b) of the Fund Disclosure Schedule, require the Fund under the terms of any agreement, contract, arrangement or understanding to which it is a party or by which it or its assets are bound, to obtain the consent or approval of, or provide notice to, any other party to any such agreement, contract, arrangement or understanding, except in the case of clauses (i), (ii), (iii) and (iv) of this Section 4.3(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, failure to obtain consent or approval or failure to notify which could not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Fund or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Acquisition LLC Articles of Merger with the Maryland Department of Assessments and Taxation, the filing of the Fund Articles of Merger with the Florida Department of State, and appropriate corresponding documents with the Secretaries of State of other states in which the Fund is qualified as a foreign corporation to transact business, (ii) the filing of reports with the SEC in accordance with the Exchange Act, (iii) the compliance with any state securities laws, and (iv) any consent, approval, license, permit, order, authorization, registration, declaration, notice or filing, which, if not obtained or made, could not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect.

(d) As of the date of this Agreement, the General Partners have (i) unanimously approved and declared advisable this Agreement to which the Fund is a party, (ii) determined that the transactions contemplated hereby are advisable, fair to and in the best interests of the Partners, (iii) resolved to recommend approval of this Agreement, the Merger, and the other transactions contemplated hereby to the Partners and (iv) directed that this Agreement be submitted to the Partners for their approval and authorization. As of the date of this Agreement, none of the General Partners have withdrawn, rescinded or modified such approvals, determination, and resolutions to recommend. The affirmative vote of all of the General Partners and the holders of a majority of Fund Interests is the only vote of the holders of any interest in the Fund necessary to approve and authorize this Agreement, the Merger and the other transactions contemplated hereby.

(e) Except as set forth in Section 4.3(e) of the Fund Disclosure Schedule, to the Fund’s Knowledge, there is no agreement or order binding upon the Fund or any of its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of the Fund or any of its Subsidiaries or the conduct of business by the Fund or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Fund or any of its Subsidiaries. To the Fund’s Knowledge, neither the Fund nor any of its Subsidiaries is subject to any non-competition, non-solicitation or similar restriction on their respective businesses. “Fund’s Knowledge” means knowledge of a particular fact or other matter by James M. Seneff, Jr. or Robert A. Bourne, if such individual is actually aware of such fact or other matter.

4.4 SEC Filings; Financial Statements.

(a) All forms, reports and other documents required to be filed by the Fund with the SEC since January 1, 2001 (including those that the Fund may file after the date hereof until the Closing) are referred to herein as the “Fund SEC Reports.” The

Fund SEC Reports (i) were or will be filed on a timely basis and (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, as the case may be, applicable to such Fund SEC Reports. None of the Fund SEC Reports when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Fund’s Subsidiaries has filed, or is obligated to file, any forms, reports, schedules, statements or other documents with the SEC. As used in this Section 4.4(a), the term “filed” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Fund SEC Reports (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Forms 10-Q and 8-K under the Exchange Act or for normal year-end adjustments) and (iii) fairly presented or will fairly present the financial position of the Fund as of the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material to the Fund. The unaudited balance sheet of the Fund as of June 30, 2004 is referred to herein as the “Fund Balance Sheet.”

(c) The information to be supplied by the Fund for inclusion in the Registration Statement, shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information to be supplied by the Fund for inclusion in the Proxy Statement to be sent to the Partners and the Company Stockholders in connection with the Company Meeting and the Fund Consent Solicitation shall not, on the date the Proxy Statement is first mailed to the Partners, the Fund and the Company Stockholders, at the time of the Company Meeting and the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting or the solicitation of consents in connection with the Fund Consent Solicitation which has become false or misleading. If at any time prior to the Effective Time any event relating to the Fund, any Affiliate of the Fund, or any officers or directors of any of them should be discovered by the Fund which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Fund shall promptly inform the Company. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act. The Fund makes no representation or warranty with respect to any information supplied by a Person other than the Fund or their representatives which is contained in the Registration Statement or Proxy Statement.

4.5 No Undisclosed Liabilities; Indebtedness.

(a) Neither the Fund nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) disclosed in the Fund SEC Reports filed and publicly available prior to the date hereof or (ii) incurred in the ordinary course of business since June 30, 2004 which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Fund Material Adverse Effect.

(b) Section 4.5(b) of the Fund Disclosure Schedule sets forth a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness (as defined in Section 3.21(a) above) of the Fund or any of its Subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement.

4.6 Absence of Certain Changes or Events.

(a) Except as disclosed in the Fund SEC Reports filed prior to the date of this Agreement, there has not been, after the date of the Fund Balance Sheet and prior to the date of this Agreement, any material change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Fund Material Adverse Effect.

(b) During the period from June 30, 2004 to the date hereof, (i) there has not been any material change by the Fund in its accounting methods, principles or practices, any revaluation by the Fund of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable and (ii) there has not been any action or event, and neither the Fund nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of the Company pursuant to Section 5.2 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

4.7 Properties.

(a) Except as set forth in Section 4.7(a) of the Fund Disclosure Schedule, the Fund or a Subsidiary of the Fund owns good and marketable fee simple title (or leasehold estate) to each of the real properties identified in Section 4.7(a) of the Fund Disclosure Schedule (collectively, the “Fund Properties” and each, a “Fund

Property”), which are all of the real properties owned by them as of the date hereof. Except (i) as set forth in the existing title reports identified in clause (vi) below, (ii) for the Fund Leases, (iii) for any easements granted in the ordinary course of business since the date of such title reports, none of which has a Fund Material Adverse Effect, and (iv) the properties identified in Section 4.7(a) of the Fund Disclosure Schedule as “Joint Venture Properties” and “Tenant in Common Properties,” no other Person has any real property ownership interest in any of the Fund Properties. Other than grants of rights of first refusal and/or purchase options in favor of tenants of the Fund Properties or their affiliates contained in substantially all of the Fund Leases, which will not be triggered by the Merger or the transactions contemplated hereby except as indicated on Section 4.7(a) of the Fund Disclosure Schedule and except as otherwise set forth in Section 4.7(a) of the Fund Disclosure Schedule, none of the Fund Properties is subject to any restriction on the sale or other disposition thereof, or on the financing or release of financing thereon. The Fund Properties are not subject to any Property Restrictions or Encumbrances, except for (v) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, which, individually or in the aggregate, would not have a Fund Material Adverse Effect, (vi) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys and easements and other Property Restrictions and Encumbrances granted or executed in the ordinary course of business since the date of such reports, none of which would adversely affect the tenant’s obligation to pay rent under the applicable Fund Lease (as defined below) and (vii) mechanics’, carriers’, workmen’s and repairmen’s liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, would not have a Fund Material Adverse Effect.

(b) Valid policies of title insurance have been issued or irrevocably committed to be issued insuring the Fund’s or the applicable Fund Subsidiary’s fee simple title (or leasehold estate) to each of the Fund Properties (or leasehold estate) owned by it in amounts at least equal to the purchase price thereof paid by Fund or its Subsidiary in the case of Fund Properties owned by the Fund or any of its Subsidiaries, subject only to the matters and exceptions disclosed in such policies. To the Fund’s Knowledge, such policies are, at the date hereof, in full force and effect.

(c) There has been no physical damage to any Fund Properties which, individually or in the aggregate, would have a Fund Material Adverse Effect after giving effect to any applicable insurance.

(d) Neither Fund nor any of the Fund Subsidiaries nor, to the Fund’s Knowledge, any tenant under a Fund Lease has received any written notice with respect to any Fund Property to the effect that any condemnation or rezoning proceedings are pending or threatened which, individually or in the aggregate, would have a Fund Material Adverse Effect. All work to be performed, payments to be made and actions to be taken by the Fund or the Fund Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action (e.g., local improvement district, road improvement district, environmental mitigation) material to Fund and the Fund Subsidiaries taken as a whole have been performed, paid or taken, as the case may be, and to the Fund’s Knowledge, no planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements are material to Fund and the Fund Subsidiaries taken as a whole.

4.8 Fund Joint Venture Interests. The Fund owns the interests in the Fund Joint Ventures listed in Section 4.1(c) of the Fund Disclosure Schedule free and clear of all security interests, liens, claims, pledges, agreements, charges or other encumbrances of any nature.

4.9 Leases.

(a) Section 4.9(a) of the Fund Disclosure Schedule sets forth a true and complete list of the leases to which any Fund Property is subject (each, a “Fund Lease” and together, the “Fund Leases”). Prior to the date hereof, true and correct copies of the Fund Leases have been made available to the Fund.

(b) Except as set forth in Section 4.9(b) of the Fund Disclosure Schedule, to the Fund’s Knowledge, each of the Fund Leases is in full force and effect in accordance with its terms and no event of default has occurred that, in either case, individually or in the aggregate, would have a Fund Material Adverse Effect. In connection with the Merger, none of the Fund nor any of its Subsidiaries is obligated under or bound by any option, right of first refusal, purchase Contract, or other Contract to sell or otherwise dispose of any Fund Property or any other interest in any Fund Property.

(c) Section 4.9(c) of the Fund Disclosure Schedule sets forth a copy of the rent roll of the Fund (the “Fund Rent Roll”) that lists each Fund Lease in effect as of the dates set forth therein, and that is true, correct and complete except for omissions or discrepancies that could not, either individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect.

(d) Except as set forth in Section 4.9(d) of the Fund Disclosure Schedule, with regard to any Fund Properties where the Fund or any Subsidiary of the Fund (the “Fund Ground Lessee”) holds a leasehold estate (a “Fund Ground Lease”): (i) the Fund Ground Lease is a valid and subsisting lease and, to the Fund’s Knowledge, the Fund Ground Lessee is not in default under any terms thereunder; and (ii) to the extent required under the Fund Ground Lease, the Fund will use its commercially reasonable efforts to obtain consent from the Lessor under the Fund Ground Lease to the transaction contemplated hereby.

4.10 Taxes.

(a) To the Fund’s Knowledge, each of the Fund and the Subsidiaries of the Fund and any consolidated, combined, unitary or aggregate group for tax purposes of which the Fund or any Subsidiary of the Fund is or has been a member has timely filed all Tax Returns required to be filed by it (after giving effect to any filed extension properly granted by a Tax Authority having authority to do so) and has timely paid all Taxes shown on such Tax Returns as required to be paid by it except Taxes that are being contested in good faith by appropriate proceedings and for which the Fund or the applicable Fund Subsidiary shall have set aside on its books adequate reserves.

(b) Each such Tax Return is true, complete and accurate in all material respects. The Fund Balance Sheet reflects an adequate reserve for all Taxes payable by the Fund and its Subsidiaries for all taxable periods and portions thereof through June 30, 2004. Neither the Fund nor any Subsidiary of the Fund has incurred any liability for Taxes other than in the ordinary course of business. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Fund or any Subsidiary of the Fund, and no requests for waivers of the time to assess any such Taxes are pending and no extensions of time to assess any such Taxes are in effect.

(c) All Taxes required to be withheld, collected and paid over to any Tax Authority by the Fund and any Subsidiary of the Fund have been timely withheld, collected and paid over to the proper Tax Authority. There are no pending actions or proceedings by any Taxing Authority for assessment or collection of any Tax.

(d) Complete copies of all federal, state and local income or franchise Tax Returns that have been filed by the Fund and each Subsidiary of the Fund for all taxable years beginning on or after January 1, 2001, any extensions filed with any Tax Authority that are currently in effect and all written communications with a Taxing Authority relating thereto, have been made available to the Company. The Fund has not received written notice from any Taxing Authority of any claim by the Taxing Authority in a jurisdiction where the Fund or any Subsidiary of the Fund does not file Tax Returns that it is subject to taxation by the jurisdiction except where the failure to file such Tax Return or to be subject to taxation could not reasonably be expected to have a Fund Material Adverse Effect.

4.11 Intellectual Property. The Fund and the Subsidiaries of the Fund have sole title to and ownership of, or possess legally enforceable rights to use, all Intellectual Property of the Fund, except in cases where the lack of such title and ownership of, or rights to use, do not, and could not reasonably be expected to have, individually or in the aggregate, a Fund Material Adverse Effect. Neither the Fund nor any of its Subsidiaries has misappropriated, is in conflict with or is infringing upon the Intellectual Property of others.

4.12 Litigation. Except as described in Section 4.12 of the Fund Disclosure Schedule or expressly described in the Fund SEC Reports filed and publicly available prior to the date hereof, there is no Proceeding pending or, to the Fund’s Knowledge, threatened against the Fund or any of the Subsidiaries which, individually or in the aggregate, will have a Fund Material Adverse Effect. There are no judgments, orders or decrees outstanding against the Fund which, individually or in the aggregate, has had or could reasonably be expected to have a Fund Material Adverse Effect. Notwithstanding the foregoing, Section 4.12 to the Fund Disclosure Schedule sets forth each and every material uninsured claim pending or, to the Knowledge of the Fund, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim.

4.13 Environmental Matters. Except for such matters which have not had or could not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect:

(a) the Fund and each of its Subsidiaries are currently and, at all times during the Fund’s and each of its Subsidiaries’ ownership or operation of their businesses and properties, have been, in compliance with all applicable Environmental Laws;

(b) no Environmental Claims have been asserted or assessed against the Fund, any of its Subsidiaries or, to the Fund’s Knowledge, any tenant under any of the Fund Leases with regard to any of the Fund Properties, and no Environmental Claims are pending or, to the Fund’s Knowledge, threatened against the Fund, any of its Subsidiaries or, to the Fund’s Knowledge, any tenants under any of the Fund Leases with regard to any of the Fund Properties;

(c) to the Fund’s Knowledge, there has not been, and is not now present, any Contamination at any property currently owned, leased or operated by the Fund and its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is in the National Priorities List or, to the Fund’s Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

(d) there was no Release of a Hazardous Substance at any property formerly owned, leased or operated by the Fund or any of its Subsidiaries during, or to the Fund’s Knowledge, prior to the period of ownership or operation by the Fund or any of its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is on the National Priorities List or, to the Fund’s Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

(e) neither the Fund nor any of its Subsidiaries nor, to the Fund’s Knowledge, any tenant of any Fund Property is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity;

(f) to the Fund’s Knowledge, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that would prevent the Fund from, or materially increase the burden on the Fund of complying with applicable Environmental Laws; and

(g) the Fund has made available to the Company, prior to the execution and delivery of this Agreement, complete copies of any and all Environmental Documents pertaining to the Fund Properties.

(h) to the Fund’s Knowledge, each of the representations and warranties contained in Section 4.13 is true and correct with respect to any entity for which the Fund or any of its Subsidiaries has assumed or retained liability, whether by contract or operation of law.

4.14 Employee Benefit Plans. The Fund is not and has never been a party to or had any liability with respect to any Employee Benefit Plan.

4.15 Compliance. The Fund and each of its Subsidiaries, as applicable, are in compliance with (i) the Fund LP Certificate and the Fund LP Agreement, or the charter, Bylaws, or other organizational document of its Subsidiaries, (ii) the terms of all notes, bonds, mortgages, indentures, leases, licenses, contracts or other agreements, instruments or obligations to which the Fund or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) all permits, concessions, franchises, licenses, judgments, injunctions, orders, decrees, statutes, laws, ordinances, rules or regulations applicable to the Fund or any of its Subsidiaries or any of its or their properties or assets; except, in the case of clauses (ii) and (iii) of this Section 4.15, for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Fund’s Knowledge, neither the Fund nor any of its Subsidiaries has received written notice of any revocation or modification of any permit, concession, franchise, license, judgment, injunction, order or decree of any Governmental Entity that is material to the Fund or any of its Subsidiaries.

4.16 Employment and Labor Matters. The Fund does not have and has never had any employees, officers or directors.

4.17 Insurance. Each material insurance policy and fidelity bond covering the assets, business, equipment, properties, operations, employees, officers and directors of the Fund and its Subsidiaries (a “Fund Insurance Policy” and, collectively, the “Fund Insurance Policies”) is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. To the Fund’s Knowledge, none of the Fund Insurance Policies will terminate or lapse by reason of the transactions contemplated by this Agreement. The Fund and its Subsidiaries have complied in all material respects with the provisions of each Fund Insurance Policy under which it is the insured party. No insurer under any Fund Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Fund’s Knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Fund Insurance Policies have been filed in a timely fashion, in each case except as is not reasonably likely to have a Fund Material Adverse Effect.

4.18 Opinions of Financial Advisors. The Fund has received the opinion of Wachovia Capital Markets, LLC (“Wachovia”) financial advisor to the Fund, to the effect that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the Partners. The Fund shall promptly deliver a copy of the written opinion of Wachovia to the Company. It is agreed and understood that such opinion is for the sole benefit of the Fund and may not be relied upon by the Company or Acquisition LLC (except by operation of law following the Effective Time) or any other person.

4.19 Related Party Transactions. Section 4.19 to the Fund Disclosure Schedule sets forth a list of all material arrangements, agreements and contracts entered into by the Fund or any Subsidiary of the Fund, other than those disclosed in the Fund SEC Reports, that are in effect and which are with (a) any investment banker or financial advisor, in each case, relating to any obligation to make, or which could result in the making of, any payment (except pursuant to indemnification obligations) or (b) any Person who is a Partner or Affiliate of the Fund or any Subsidiary of the Fund, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses). Such documents, copies of all of which have previously been delivered or made available to the Company, are listed in Section 4.19 to the Fund Disclosure Schedule.

4.20 Permits. The Fund and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted, except for such permits, licenses and franchises the absence of which have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Fund Material Adverse Effect (the “Fund Permits”). The Fund and its Subsidiaries are in compliance with the terms of the Fund Permits, except where the failure to so comply, individually or in the aggregate, is not reasonably likely to have a Fund Material Adverse Effect. To the Fund’s Knowledge, there is no pending threat of modification or cancellation of any Fund Permit that, individually or in the aggregate, could reasonably be expected to have a Fund Material Adverse Effect. To the Fund’s Knowledge and except to the extent caused by the lack of one or more approvals, notifications, reports or other filings set forth in Section 4.3(c) of this Agreement, no Fund Permit will cease to be effective as a result of the consummation of transactions contemplated by this Agreement except in those cases where the lack of Fund Permits does not have, and could not reasonably be expected to have, individually or in the aggregate, a Fund Material Adverse Effect.

4.21 Brokers. The Fund has not incurred or become liable for any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Wachovia, whose fees and expenses will be paid by the Fund. The Fund has delivered to the Company a complete and accurate copy of all agreements pursuant to which Wachovia is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

4.22 No Ownership of Company Securities. Neither the Fund nor any Subsidiary of the Fund owns or has ever owned any shares of Company Common Stock or any other securities of the Company.

4.23 Disclosure. The representations and warranties by the Fund in this Agreement and the documents referred to herein (including the Schedules and Exhibits hereto), taken together with all the other information provided to the Company or its representatives in connection with the transactions contemplated hereby, do not contain any statements of a material fact or omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V

CONDUCT OF BUSINESS

5.1 Covenants of the Company. Except as provided herein or as consented to in writing by the Fund, which consent shall not be unreasonably withheld, conditioned, or delayed from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, each of the Company and Acquisition LLC (i) shall, and shall cause each of its Subsidiaries to, in all material respects, carry on its business in the ordinary course consistent with past practice in compliance with applicable laws, use commercially reasonable efforts, as determined in good faith by the Company, to maintain and preserve their respective business organizations, assets, officers, employees and business relationships and to maintain in effect its contracts and (ii) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock, (other than (A) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) dividends the Company reasonably believes may be necessary to maintain the Company’s status as a REIT, and (C) dividends and distributions consistent with past practice), (ii) split, combine or reclassify any of its capital stock; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares;

(b) issue, sell, pledge or otherwise dispose of any shares of its capital stock, or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares (other than the issuance (i) of shares of Common Stock upon the exercise of Company Stock Options or the conversion of the Company Series A Preferred Stock or the Company Series B Preferred Stock outstanding on the date of this Agreement, (ii) of $5,000,000 of Company Series B-1 Preferred Stock, and (iii) pursuant to the CNLRP Merger and the other Income Fund Mergers);

(c) other than (i) pursuant to the terms of the CNLRP Merger Agreement; or (ii) as necessary to comply with any applicable laws, rules or regulations or New York Stock Exchange (“NYSE”) rules or regulations after giving notice to the Fund of any such proposed amendment, amend its Restated Articles of Incorporation or Bylaws or equivalent organizational document of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its Subsidiaries (other than in connection with the CNLRP Merger and the other Income Fund Mergers);

(d) other than (i) the CNLRP Merger and the other Income Fund Mergers and (ii) the purchase of restaurant properties or convenience stores subject to triple net leases, or the purchase of loans secured by real estate, consistent with past practice, acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof in one transaction or a series of transactions having a value in excess of $10,000,000 in the aggregate;

(e) except in the ordinary course of business consistent with past practice, including, without limitation, pursuant to any outstanding credit, loan or equipment financing arrangement or any refinancing thereof, pledge or otherwise encumber any Company Properties or assets of the Company or of any of its Subsidiaries;

(f) except (i) in the ordinary course of business consistent with past practice, (ii) properties held for sale by the Company in USRP (SHO) 1, LP, and (iii) as otherwise permitted by Section 5.1, sell or dispose of any assets material to the Company and its Subsidiaries, taken as a whole;

(g) except as otherwise permitted by this Agreement, enter into an agreement with respect to a sale of all or substantially all of the stock or assets of the Company, whether by merger, consolidation, liquidation, business combination, or asset or stock sale;

(h) (i) other than (A) such indebtedness which is reflected in the Company’s financial statements included in any Company SEC Report and (B) borrowings under any credit, loan or equipment financing arrangement, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person outside the ordinary course of business, (ii) issue or sell any debt securities or rights to acquire any debt securities of the Company or any of its Subsidiaries, (iii) make, arrange or materially modify any personal loans in violation of Section 402 of the Sarbanes-Oxley Act of 2002, or (iv) make any loans, advances (other than advances to employees of the Company or any Subsidiary of the Company in the ordinary course of business consistent with past practice) or capital contributions to, or investment in, any other Person, other than the Company or any of its Subsidiaries or the Company Joint Ventures as may be required by the agreements governing the Company Joint Ventures;

(i) other than as set forth in the Company Disclosure Schedule, make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $1,000,000 in the aggregate for the Company and its Subsidiaries;

(j) make any changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP or pursuant to written instructions, comments or orders from the SEC;

(k) pay, discharge or satisfy any claims, liabilities or obligations, other than (i) the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement (to the extent so reflected or reserved against) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) involving the payment of any amount not exceeding $250,000 in any instance or series of related instances or $750,000 in the aggregate;

(l) except as required to comply with applicable law or agreements, plans or arrangements, (i) increase in excess of 5% of the aggregate compensation then payable, the compensation or fringe benefits of, or pay any bonus to, directors, officers or key employees earning more than $50,000 per annum, (ii) accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options, (iii) enter into any employment, severance or other arrangement with any of its officers or directors, or (iv) enter into any employment, severance or other arrangement with any of its employees earning more than $50,000 per annum. Notwithstanding the foregoing, the Company may pay (i) certain officers and employees retention or “stay” bonuses in an aggregate amount not to exceed $600,000 (exclusive of the existing Company severance policies and agreements) and (ii) year-end bonuses in the manner and amounts consistent with past practice;

(m) except as required by law, make or rescind any material Tax election, settle or compromise any Tax liability or amend in any material respect any Tax return;

(n) fail to confer on a regular basis as reasonably requested by the Fund or the a General Partner with one or more representatives of the Fund or a General Partner to report on material operational matters and any proposals to engage in material transactions;

(o) fail to maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof;

(p) engage in, enter into or amend any contract, transaction, indebtedness or other arrangement with, directly or indirectly, any of the directors, officers, stockholders or other Affiliates of the Company and its Subsidiaries, or any of their respective Affiliates or family members, except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses;

(q) other than pursuant to the terms of the CNLRP Merger Agreement, adopt any new Employee Benefit Plan or amend or terminate any existing Employee Plan or rights;

(r) settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

(s) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company of any of its

Subsidiaries (other than the Merger, the CNLRP Merger and the other Income Funds Mergers);

(t) adopt, ratify or effectuate a stockholders’ rights plan or agreement;

(u) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules or regulations promulgated thereunder;

(v) other than in the ordinary course consistent with past practice, (i) enter into any agreement that if entered into prior to the date hereof would be a Material Agreement set forth in Section 3.21(a) of the Company Disclosure Schedule (other than the merger agreements entered into in connection with the CNLRP Merger and the other Income Fund Mergers); (ii) modify, amend in any material respect, transfer or terminate any Material Agreement or waive, release or assign any rights or claims thereto or thereunder (other than the merger agreements entered into in connection with the CNLRP Merger and the other Income Fund Mergers); or (iii) enter into, modify or amend any contract to provide exclusive rights or obligations (other than the merger agreements entered into in connection with the CNLRP Merger and the other Income Fund Mergers); or

(w) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would materially impair or prevent the satisfaction or occurrence of any conditions Article VII hereof.

5.2 Covenants of the Fund. Except as provided herein or as consented to in writing by the Company, which consent shall not be unreasonably withheld, conditioned, or delayed from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Fund (i) shall, and shall cause each of its Subsidiaries to, in all material respects, carry on its business in the ordinary course consistent with past practice in compliance with applicable laws, use commercially reasonable efforts, as determined in good faith by the General Partners, to maintain and preserve their respective business organizations, assets, officers, employees and business relationships and to maintain in effect its contracts and (ii) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its outstanding securities (including the Fund Interests) other than (A) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Fund to its parent, (B) quarterly dividends and distributions to Partners consistent with past practice; and (C) the distribution described in Exhibit E hereto; (ii) split, combine or reclassify any of its ownership interests; or (iii) purchase, redeem or otherwise acquire any of its outstanding securities (including the Fund Interests) or any rights, warrants or options to acquire any such securities;

(b) issue, sell, pledge or otherwise dispose of any of its outstanding securities (including the Fund Interests), or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such securities;

(c) other than as necessary to comply with any applicable laws, rules or regulations after giving notice to the Company of any such proposed amendment, amend the Fund LP Certificate or the Fund LP Agreement or equivalent organizational document of the Fund or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Fund or any of its Subsidiaries;

(d) other than in connection with or related to the purchase of properties consistent with past practice, acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof in one transaction or a series of related transactions having a value in excess of $1,000,000 in the aggregate;

(e) except in the ordinary course of business consistent with past practice, sell or dispose of any assets material to the Fund and its Subsidiaries, taken as a whole;

(f) enter into an agreement (other than this Agreement) with respect to a sale of all or substantially all of the ownership interests or assets of the Fund, whether by merger, consolidation, liquidation, business combination, or asset or stock sale;

(g) other than in connection with or related to the purchase of properties consistent with past practice and as set forth in the Fund Disclosure Schedule, make any capital expenditures or other expenditures with respect to property, plant of equipment in excess of $1,000,000 in the aggregate for the Fund and its Subsidiaries;

(h) make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or pursuant to written instructions, comments or orders from the SEC;

(i) pay, discharge or satisfy any claims, liabilities or obligations, other than (i) the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Fund SEC Reports filed prior to the date of this Agreement (to the extent so reflected or reserved against) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) involving the payment of any amount not exceeding $250,000 in any instance or series of related instances or $750,000 in the aggregate;

(j) except as required to comply with applicable law or agreements, plans or arrangements or in the ordinary course of business, accelerate the payment, right to payment or vesting of any compensation or benefits;

(k) except as required by law, make or rescind any material Tax election, settle or compromise any Tax liability or amend in any material respect any Tax return;

(l) fail to maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof;

(m) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Fund of any of its Subsidiaries (other than the Merger);

(n) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules or regulations promulgated thereunder; and

(o) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would materially impair or prevent the occurrence of any conditions Article VII hereof.

5.3 Confidentiality. The parties acknowledge that the Fund and the Company have previously executed a Confidentiality Agreement, dated as of November 5, 2003 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as expressly modified herein.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 No Solicitation by Fund.

(a) On and after the date hereof and prior to the Effective Time of the Merger, the Fund agrees that it:

(i) shall not invite, initiate or solicit any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its Partners) with respect to any direct or indirect (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 20% or more of the outstanding voting equity securities of the Fund, or (C) sale, lease, exchange, mortgage, pledge, transfer or other disposition (“Transfer”) of any of the Fund’s assets in one transaction or a series of related transactions that, if consummated, would result in the Transfer of more than 20% of the assets of the Fund, other than the Merger (any such proposal or offer being hereinafter referred to as a “Fund Acquisition Proposal”);

(ii) shall not engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any Person relating to, or that may reasonably be expected to lead to, a Fund Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement relating to a Fund Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement a Fund Acquisition Proposal;

(iii) shall not permit any partner, officer, director, employee, Affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent or representative of the Fund (each, a “Fund Representative”) to engage in any of the activities described in Section 6.1(a)(i);

(iv) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing (including, without limitation, any Fund Acquisition Proposal);

(v) will inform each Fund Representative, and each of the Persons referred to in Section 6.1(b), of the obligations undertaken in this Section 6.1 and to cause each Fund Representative to comply with such obligations; and

(vi) will (A) notify the Company orally or in writing promptly (but in any event within 24 hours), after receipt by the Fund or any Fund Representative of (1) a Fund Acquisition Proposal or any amendment or change in any previously received Fund Acquisition Proposal, (2) any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of the Fund by any Person that has made, or to such party’s knowledge may be considering making, a Fund Acquisition Proposal, or (3) any oral or written expression that any such activities, discussions or negotiations are sought to be initiated or continued with it, and, as applicable, include in such notice the identity of the Person making such Fund Acquisition Proposal, indication or request, the material terms of such Fund Acquisition Proposal, indication or request and, if in writing, shall promptly deliver to the Company copies of any proposals, indications of interest, indication or request along with all other related documentation and correspondence; and (B) will keep the Company informed of the status and material terms of (including all changes to the status or material terms of) any such Fund Acquisition Proposal, indication or request.

(b) Any disclosure that the Fund may be required to make to comply with its duties to its partners imposed by applicable law or, with respect to the receipt of a Fund Acquisition Proposal, to comply with Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 6.1.

(c) Notwithstanding any of the foregoing, or any other provision of this Agreement to the contrary, if, at any time prior to the approval of this Agreement by the Partners, the General Partners, in response to a written Fund Acquisition Proposal that (A) did not result from a breach of Section 6.1(a)(i) above, and (B) that the General Partners believe in good faith is, or is reasonably likely to lead to a Fund Acquisition Proposal for the acquisition of the Fund, individually or collectively with other Income Funds, that is superior to the terms of the Merger (a “Fund Superior Proposal”), the Fund and the Fund Representatives may engage in the activities set forth in Section 6.1(a)(ii) and Section 6.1(a)(iii) and will not be required to comply with Section 6.1(a)(iv) with respect to such Fund Acquisition Proposal.

6.2 No Solicitation by the Company.

(a) On and after the date hereof and prior to the Effective Time of the Merger, the Company agrees that it:

(i) shall not invite, initiate or solicit any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to any direct or indirect (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 20% or more of the outstanding voting equity securities of the Company, or (C) Transfer of any of the Company’s assets in one transaction or a series of related transactions that, if consummated, would result in the Transfer of more than 20% of the assets of the Company, other than the Merger (any such proposal or offer being hereinafter referred to as a “Company Acquisition Proposal”);

(ii) shall not engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any Person relating to, or that may reasonably be expected to lead to, a Company Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement relating to a Company Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement a Company Acquisition Proposal;

(iii) shall not permit any partner, officer, director, employee, Affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent or representative of the Company (each, a “Company Representative”) to engage in any of the activities described in Section 6.2(a)(i);

(iv) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing (including, without limitation, any Company Acquisition Proposal);

(v) will inform each Company Representative, and each of the Persons referred to in Section 6.2(b), of the obligations undertaken in this Section 6.2 and to cause each Company Representative to comply with such obligations; and

(vi) will (A) notify the Fund orally or in writing promptly (but in any event within 24 hours), after receipt by the Company or any Company Representative of (1) a Company Acquisition Proposal or any amendment or change in any previously received Company Acquisition Proposal, (2) any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of the Company by any Person that has made, or to such party’s knowledge may be considering making, a Company Acquisition Proposal, or (3) any oral or written expression that any such activities, discussions or negotiations are sought to be initiated or continued with it, and, as applicable, include in such notice the identity of the Person making such Company Acquisition Proposal, indication or request, the material terms of such Company Acquisition Proposal, indication or request and, if in writing, shall promptly deliver to the Fund copies of any proposals, indications of interest, indication or request along with all other related documentation and correspondence; and (B) will keep the Fund informed of the status and material terms of (including all changes to the status or material terms of) any such Company Acquisition Proposal, indication or request.

(b) Any disclosure that the Company may be required to make to comply with its duties to its stockholders imposed by applicable law or, with respect to the receipt of a Company Acquisition Proposal, to comply with Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 6.2.

(c) Notwithstanding any of the foregoing, or any other provision of this Agreement to the contrary, if, at any time prior to the approval of this Agreement by the Company’s stockholders, the Board of Directors, in response to a written Company Acquisition Proposal that (A) did not result from a breach of Section 6.2(a)(i) above, and (B) that the Board of Directors believes in good faith is, or is reasonably likely to lead to a Company Acquisition Proposal for the acquisition of the Company that is superior to the terms of the Merger (a “Company Superior Proposal”), the Company and the Company Representatives may engage in the activities set forth in Section 6.2(a)(ii) and Section 6.2(a)(iii) and will not be required to comply with Section 6.2(a)(iv) with respect to such Company Acquisition Proposal.

6.3 Joint Proxy Statement/Prospectus; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement, the Fund and the Company shall prepare and the Fund and the Company shall file with the SEC the Proxy Statement, and the Fund and the Company shall prepare and the Company shall file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus, provided that the Company and the Fund may mutually delay the filing of the Proxy Statement until approval of the Registration

Statement by the SEC. The Fund and the Company shall use reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Each of the Fund and the Company will respond to any comments of the SEC and will use its respective reasonable efforts to have the Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings and the Company will cause the Proxy Statement and the prospectus contained within the Registration Statement to be mailed to its stockholders or partners, as applicable, at the earliest practicable time after both the Proxy Statement is cleared by the SEC and the Registration Statement is declared effective under the Securities Act; provided that the obligation to mail the Proxy Statement and the prospectus contained within the Registration Statement shall not arise unless and until the conditions set forth in Sections 7.2(f), 7.3(g) and 7.3(h) hereof have been satisfied or waived. Each of the Fund and the Company will notify the other promptly upon the receipt of any comments from the SEC or any other Governmental Entity and of any request by the SEC or any other Governmental Entity for amendments or supplements to the Registration Statement, the Proxy Statement or any filing pursuant to Section 6.3(b) or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or any other Governmental Entity, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any filing pursuant to Section 6.3(b). Each of the Fund and the Company will cause all documents that it is responsible for filing with the SEC or other Governmental Entity under this Section 6.3 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any filing pursuant to Section 6.3(b), the Fund or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or any other Governmental Entity, and/or mailing to stockholders of the Company, such amendment or supplement.

(b) The Fund and the Company shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

6.4 Access to Information; Confidentiality. Each Party shall (and shall cause each of its Subsidiaries to) afford to the other parties’ officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, each Party shall (and shall cause each of its Subsidiaries to) furnish promptly to the other Parties (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the other Parties may reasonably request. Unless otherwise required by law, such non-public information will be subject to the Confidentiality Agreement No information or knowledge obtained in any investigation pursuant to this Section 6.4 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the Parties to consummate the Merger.

6.5 Stockholders’ Meeting and Partners’ Solicitation.

(a) Promptly after the date hereof, the Company shall take all action necessary in accordance with the MGCL and its Restated Articles of Incorporation and Bylaws and the rules of the NYSE to call, give notice of, convene and hold the Company Meeting as promptly as practicable, and in any event (to the extent permissible under applicable law) within 60 days after the declaration of effectiveness of the Registration Statement. The Company shall use its reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary to secure the vote or consent of its stockholders required by the rules of the NYSE and MGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company (i) shall adjourn or postpone the Company Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company’s stockholders sufficiently in advance of a vote on this Agreement to insure that such vote occurs on the basis of full and complete information as required under applicable law or (ii) shall (unless the Fund otherwise consent in writing or if prohibited by applicable law) adjourn the Company Meeting once for a period not to exceed 30 days, if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) or subsequently rescheduled or reconvened, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting. The Company shall ensure that the Company Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Meeting are solicited, in compliance with the MGCL, the Company’s Restated Articles of Incorporation and Bylaws, the rules of the NYSE and all other applicable legal requirements. The Company’s obligation to call, give notice of, convene and hold the Company Meeting in accordance with this Section 6.5(a) shall not be limited or affected by any withdrawal, amendment or modification of the recommendation of the Board with respect to this Agreement.

(b) (i) The Company’s Board shall recommend that the Company’s stockholders vote in favor of and adopt and approve this Agreement at the Company Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Company’s Board has unanimously recommended that Company’s stockholders vote in favor of and adopt and approve this Agreement at the Company Meeting; and (iii) neither the Company’s Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Fund, the recommendation of the Company’s Board that the Company’s stockholders vote in favor of and adopt and approve this Agreement.

(c) Promptly after the date hereof, the Fund shall take all action necessary in accordance with the FRULPA, the Fund LP Certificate and the Fund LP Agreement and shall use its reasonable efforts to solicit from the Partners consents to adopt and approve this Agreement and the Merger (the “Fund Consent Solicitation”) and will take all other action necessary to secure the vote or consent of the Partners required by the rules of the FRULPA to obtain such approvals, unless the Fund have received a Superior Proposal and determined that this Agreement or the Merger is no longer in the best interest of the Partners. Notwithstanding anything to the contrary contained in this Agreement, the Fund shall continue the Consent Solicitation process to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Partners of the Fund to insure that any consent is given or withheld on the basis of full and complete information as required under applicable law. The Fund shall ensure that the Fund Consent Solicitation is conducted and that all consents are solicited in compliance with the FRULPA, the Fund LP Certificate and the Fund LP Agreement, and all other applicable legal requirements.

(d) (i) The General Partners shall recommend that the Partners consent to, adopt and approve this Agreement; (ii) the Proxy Statement shall include a statement to the effect that the General Partners have recommended that the Partners consent to, adopt and approve this Agreement; and (iii) none of the General Partners shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Fund, the recommendation of the General Partners that the Partners consent to, adopt and approve this Agreement, provided, however that none of the foregoing shall be applicable if the General Partners have received a Superior Proposal and determined that this Agreement or the Merger is no longer in the best interest of the Partners.

6.6 Legal Conditions to the Merger.

(a) Subject to the terms hereof, the Company and the Fund shall each use its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby and by the Company Stockholders’ Agreement as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company, Acquisition LLC or the Fund or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the Company Stockholders’ Agreement and the consummation of the transactions contemplated hereby and thereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Company Stockholders’ Agreement, and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, and (B) any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Company Stockholders’ Agreement. The Company and the Fund shall cooperate with each other in connection with the making of all such filings. The Company and the Fund shall use their respective reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement and the Company Stockholders’ Agreement.

(b) Each of the Company and the Fund shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby or in the Company Stockholders’ Agreement, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or the Fund Disclosure Schedule, as the case may be, or (iii) required to prevent a Company Material Adverse Effect or a Fund Material Adverse Effect from occurring prior to or after the Effective Time.

6.7 Public Disclosure. The Fund and the Company shall each use its reasonable efforts to consult with the other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement or the Company Stockholders’ Agreement and shall not issue any such press release or make any such public statement prior to using such efforts, except as may be required by law, fiduciary duty or the applicable rules of the NYSE.

6.8 Listing of Company Common Stock and Company Series A Preferred Stock. The Company shall cause the shares of the Company Series A Preferred Stock to be issued in the Merger to be listed, and the shares of the Company Common Stock issuable upon conversion of the Series A Preferred Stock to be reserved for listing, on the NYSE, subject to official notice of issuance, on or prior to the Closing Date.

6.9 Letter of the Company’s and the Fund’s Accountants.

(a) The Company shall use its reasonable efforts to cause to be delivered to the Company a “comfort” letter of Deloitte & Touche, the Company’s independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Fund, in form reasonably satisfactory to the Fund and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

(b) The Fund shall use its reasonable efforts to cause to be delivered to the Fund a “comfort” letter of PriceWaterhouseCoopers, the Fund’s independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

6.10 Notification of Certain Matters. The Fund will give prompt notice to the Company, and the Company will give prompt notice to the Fund, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) (i) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of the Fund or the Company, as the case may be, or of any officer, director, partner, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.10 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

6.11 Company Stockholders’ Agreement. Robert J. Stetson, Harry O. Davis and Stacy M. Riffe have executed and delivered to the Fund, concurrently with the execution of this Agreement, the Company Stockholders’ Agreement. The Company acknowledges and agrees to be bound by and comply with the provisions of Section 3.1(a) and (b) of the Company Stockholders’ Agreement as if a party thereto with respect to transfers of record of ownership of shares of the Company Common Stock, and agrees to notify the transfer agent for any Company Common Stock of such provisions.

6.12 Notice to Holders of Company Preferred Stock. The Company shall provide such timely notice to the holders of the Company Series A Preferred Stock and Company Series B Preferred Stock as may be required under the MGCL or the Articles Supplementary creating such stock.

6.13 Bridge Financing. The Company shall use its reasonable best efforts to take, or cause to be taken, all actions and do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to obtain no later than October 30, 2004 a commitment letter (the “Bridge Financing Commitment Letter”) expiring no earlier than January 30, 2005, from a reputable financial institution in substantially the same form and substance as Exhibit F attached hereto, to provide financing on terms and conditions no less favorable than those described on Exhibit F attached hereto.

6.14 Transaction Financing. The Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to obtain a commitment letter (the “Transaction Financing Commitment Letter”), from a reputable financial institution to provide financing for the Merger and the transactions contemplated hereby on commercially reasonable terms and conditions.

6.15 Takeover Laws. If any form of anti-takeover statute, regulation or charter provision or contract is or shall become applicable to the Merger or the transactions contemplated hereby or by the Company Stockholders’ Agreement, the Company and the Board of Directors of the Company shall grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such law, provision or contract on the transactions contemplated hereby or thereby.

ARTICLE VII

CONDITIONS TO MERGER

7.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder, Member and Partner Approvals. This Agreement and the Merger shall have been approved and adopted by (i) the requisite vote of the stockholders of the Company, in accordance with the MGCL and the Restated Articles of Incorporation and Bylaws of the Company and the rules of the NYSE; (ii) the requisite vote of the Members in accordance with the MLLCA, and (ii) the requisite vote of the Partners in accordance with the FRULPA and the Fund LP Agreement.

(b) Governmental Approvals. Other than the filings provided for by Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to file, obtain or occur would cause a Fund Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, obtained or occurred.

(c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and the Proxy Statement shall have been cleared by the Commission and neither the Proxy Statement nor the Registration Statement shall be the subject of any stop order or any actual or threatened proceedings seeking a stop order, and no proceedings for that purpose shall have been initiated or, to the Company’s or the Fund’s Knowledge, threatened by the SEC.

(d) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an “Order”) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(e) NYSE. The shares of the Company Series A Preferred Stock to be issued in the Merger shall have been approved for listing, and the shares of Company Common Stock issuable on conversion of the Company Series A Preferred Stock have been reserved for listing, on the NYSE, subject only to official notice of issuance.

(f) CNLRP Merger. The Company shall have closed, contemporaneously with the Closing hereunder, a merger (the “CNLRP Merger”) as contemplated by the agreement and plan of merger of even date herewith (the “CNLRP

Merger Agreement”) by and between the Company and CNL Restaurant Properties, Inc., a Maryland corporation (“CNLRP”).

(g) Other Income Fund Mergers. The Company shall have closed, contemporaneously with the Closing hereunder, such number of mergers with the Income Funds (each an “Income Fund Merger” and, collectively, the “Income Fund Mergers”), including the Merger, and the various other agreements and plans of merger of even date herewith with respect to the Income Fund Mergers (each, an “Income Fund Merger Agreement” and, collectively, the “Income Fund Merger Agreements”) by and between the Company and the Income Funds listed on Section 7.1(g) of the Fund Disclosure Schedule, such that the aggregate merger consideration paid by the Company with respect to such mergers shall equal or exceed at least 75% of the aggregate merger consideration payable under all of the Income Fund Merger Agreements, assuming all of the Income Fund Mergers are consummated (the “Aggregate Merger Consideration”).

7.2 Additional Conditions to Obligations of the Fund. The obligations of the Fund to effect the Merger are subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived in writing exclusively by the Fund:

(a) Representations and Warranties. The representations and warranties of the Company and Acquisition LLC set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date and shall be true and correct after giving effect to the consummation of the CNLRP Merger and the Income Fund Mergers with the Participating Income Funds (as defined herein), respectively, regardless of whether the CNLRP Merger and the Income Fund Mergers with the Participating Income Funds are deemed to have been consummated before, simultaneously with, or after the Closing (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement and (iii) for any failure of such representations and warranties to be true and correct which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided, however, for purposes of this Section 7.2(a), the representations and warranties of the Company shall be construed as if they did not contain any qualification that refers to a Company Material Adverse Effect or materiality. The Fund shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement. The Fund shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

(c) Wachovia Opinion. Wachovia shall not have withdrawn, modified or revoked its respective fairness opinion to the Fund.

(d) Third Party Consents. The Fund shall have received evidence, in form and substance reasonably satisfactory to it, that those approvals or consents of third parties set forth in Section 3.3(b) of the Company Disclosure Schedule, if any (or not described in Section 3.3(b) of the Company Disclosure Schedule but required to be so described) have been obtained, except where failure to have been so obtained, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(e) REIT Tax Opinion. The Fund shall have received a written opinion reasonably acceptable to the Fund from Locke Liddell & Sapp LLP, counsel to the Company, that the Company qualified as a REIT under the Code for the taxable years ended December 31, 2001, 2002 and 2003, that the Company is organized in conformity with the requirements for qualification as a REIT under the Code, and that the Company’s method of operation will enable it to meet the requirements for qualification as a REIT under the Code for the taxable year beginning January 1, 2004, determined as if such taxable year ended as of the Closing.

(f) Closing Agreement. The Company shall have received a closing agreement (the “Closing Agreement”) from the IRS in form and substance substantially similar to the form attached hereto as Exhibit G or in a form reasonably satisfactory to Baker & Hostetler LLP in its capacity as tax counsel to the Fund.

(g) Company Stockholders’ Agreement. The Company Stockholders’ Agreement shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto prior to the Effective Time shall have been taken.

(h) Tax Return. The Company’s Federal Tax Return for the year ended December 31, 2003 shall have been filed with the IRS and a copy thereof shall have been provided to the Fund.

(i) Material Adverse Effect. There shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or any of its Subsidiaries or any of the business, prospects, or commercial relationships of the Company or its Subsidiaries having, or that could reasonably be expected to have, a Company Material Adverse Effect. The Fund shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of the Fund set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement and (iii) for any failure of such representations and warranties to be true and correct which could not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect; provided, however, for purposes of this Section 7.3(a), the representations and warranties of the Fund shall be construed as if they did not contain any qualification that refers to a Fund Material Adverse Effect or materiality. The Company shall have received a certificate to such effect signed by the General Partners.

(b) Performance of Obligations of the Fund. The Fund shall have performed in all material respects all obligations required to be performed by it under this Agreement. The Company shall have received a certificate to such effect signed by the General Partners.

(c) MK Opinion. MK shall not have withdrawn, modified or revoked its fairness opinion to the Special Committee and the Board of the Company.

(d) Third Party Consents. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that those approvals or consents of third parties set forth in Section 4.3(b) of the Fund Disclosure Schedule, if any (or not described in Section 4.3(b) of the Fund Disclosure Schedule but required to be so described) have been obtained, except where failure to have been so obtained, either individually or in the aggregate, would not reasonably be expected to have a Fund Material Adverse Effect.

(e) Material Adverse Effect. There shall have been no events, changes or effects, individually or in the aggregate, with respect to the Income Funds or any of their respective Subsidiaries or any of the business, prospects, or commercial relationships of the Income Funds or their respective Subsidiaries having, or that could reasonably be expected to have, a Fund Material Adverse Effect. The Company shall have received a certificate to such effect signed by the General Partners.

(f) Required Aggregate Cash Balance. On the Closing Date, the Participating Income Funds shall possess, in the aggregate, not less than the Required Aggregate Cash Balance. For purposes of this Agreement (i) “Participating Income Fund” shall be an Income Fund with respect to which the Income Fund Merger to which it is a party has been consummated prior to or simultaneously with the Merger; (ii) the “Required Aggregate Cash Balance” shall be $30 million multiplied by the Cash Balance Adjustment; and (iii) the “Cash Balance Adjustment” shall be either (x) 1.00 if all Income Funds are Participating Income Funds, or (y) a percentage, expressed as a decimal, determined by dividing the aggregate Merger Consideration payable to the Participating Income Funds pursuant to the respective Income Fund Merger Agreements by the aggregate Merger Consideration payable to all Income Funds pursuant to their respective Income Fund Merger Agreements (and assuming for purposes of calculating the Cash Balance Adjustment, that all Income Fund Mergers are consummated).

(g) Bridge Financing. The Company shall have received the Bridge Financing Commitment Letter.

(h) Transaction Financing. The Company shall have received the Transaction Financing Commitment Letter.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (by written notice by the terminating party to the other party), whether before or, subject to the terms hereof, after adoption of this Agreement by the stockholders of the Company:

(a) by mutual written consent of the Fund, Acquisition LLC and the Company; or

(b) by either the Fund, on the one hand, or the Company and Acquisition LLC, on the other hand, if the Merger shall not have been consummated by June 30, 2005 (the “Outside Date”) (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before such date); or

(c) by either the Fund, on the one hand, or the Company and Acquisition LLC, on the other hand, if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(d) by either the Fund, on the one hand, or the Company and Acquisition LLC, on the other hand, if (i) the Company Meeting cannot be held because of the lack of a quorum of the Company’s stockholders, (ii) at the Company Meeting (including any adjournment or postponement), the requisite vote of the stockholders of the Company in favor of this Agreement and the Merger shall not have been obtained, or (iii) the requisite number of consents of the Partners adopting this Agreement and consenting to the Merger shall not have been obtained through the Fund Consent solicitation (provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party seeking termination who at the time is in breach of or has failed to fulfill its obligations under this Agreement); or

(e) by the Fund, if the Company or Board of Directors of the Company or any committee thereof shall have (i) breached its obligation to present and recommend the approval and adoption of this Agreement and the Merger to the stockholders of the Company, (ii) withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to the Fund, its recommendation or approval of the Merger, this Agreement or the transactions contemplated hereby, (iii) failed to mail the Proxy Statement to the stockholders of the Company when the Proxy Statement was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of the Company vote in favor of the adoption of this Agreement), or (iv) resolved or announced its intention to do any of the foregoing;

(f) by the Company, if the Fund, acting through the General Partners, shall have (i) breached its obligation to present and recommend the approval and adoption of this Agreement and the Merger to the Partners, (ii) in violation of this Agreement, withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to the Company, its recommendation or approval of the Merger, this Agreement or the transactions contemplated hereby, (iii) failed to mail the Proxy Statement to the Partners when the Proxy Statement was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the Partners vote in favor of the adoption of this Agreement), (iv) failed to have issued a press release reaffirming its recommendation of this Agreement within two business days after receipt of a written request by the Company to do so after the commencement of a tender offer or exchange for more than 20% of the outstanding voting securities of the Fund (it being understood that the Company shall not have a right to terminate this Agreement pursuant to this clause (v) if the Fund fails to issue such a press release in response to more than one such request), (vi) entered, or caused the Fund or any Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Fund Acquisition Proposal, or (vii) resolved or announced its intention to do any of the foregoing;

(g) by the Company, if (i) any Person (other than the Company or an Affiliate of the Company) acquires beneficial ownership of or the right to acquire 20% or more of the outstanding shares of capital stock or other equity interests of the Fund or (ii) a tender or exchange offer relating to securities of the Fund shall have been commenced by a Person unaffiliated with the Company, and the Fund shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published, sent or given, a statement that the Fund recommends rejection of such tender or exchange offer;

(h) by the Fund, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 7.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(h)) or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 7.2(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(h)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 30 days after notice to the Company;

(i) by the Company, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Fund herein become untrue or inaccurate such that Section 7.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(i)) or (ii) there has been a breach on the part of the Fund of any of their respective covenants or agreements contained in this Agreement (other than the failure to deliver the Closing Agreement described in Section 7.2(f)) such that Section 7.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(i)), and such breach (if curable) has not been cured within 30 days after notice to the Fund;

(j) by the Fund, if any of the stockholders of the Company that is a party to the Company Stockholders’ Agreement shall have breached or failed to perform in any material respect any representation, warranty, covenant or agreement contained therein, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect on or materially impede the ability of the Parties to consummate the Merger as contemplated herein;

(k) by the Fund, if (i) it is not in breach of its obligations under this Article in any material respect and has complied with, and continues to comply with, all requirements and procedures of this subsection (k) in all material respects and the General Partners have determined that it will cause the Fund to enter into a binding written agreement for a transaction that constitutes a Fund Superior Proposal and the General Partners notify the Company in writing that they intend to cause the Fund to enter into such agreement, attaching the most current version of such agreement to such notice, (ii) the Company does not make, within two business days after receipt of the General Partners’ written notice of its intention to enter into a binding agreement for a Fund Superior Proposal, any offer that the General Partners reasonably and in good faith determine, after consultation with the Fund’s financial and legal advisors, is at least as favorable to the Partners as the Fund Superior Proposal and during such period the General Partners reasonably consider and discuss in good faith all proposals submitted by the Company and, without limiting the foregoing, meet with, and causes the Fund’s financial advisors and legal advisors to meet with, the Company and its advisors from time to time as reasonably required by the Company to consider and discuss in good faith the Company’s proposals;

(l) by the Company, if (i) it is not in breach of its obligations under this Article in any material respect and has complied with, and continues to comply with, all requirements and procedures of this subsection (l) in all material respects and the Board of Directors of the Company has determined that it will cause the Company to enter into a binding written agreement for a transaction that constitutes a Company Superior Proposal and the Board of Directors of the Company notifies the Fund in writing that it intends to cause the Company to enter into such agreement, attaching the most current version of such agreement to such notice, (ii) the Fund does not make, within two business days after receipt of the Board of Directors’ written notice of its intention to enter into a binding agreement for a Company Superior Proposal, any offer that the Board of Directors reasonably and in good faith determines, after consultation with the Company’s financial and legal advisors, is at least as favorable to the Company’s stockholders as the Company Superior Proposal and during such period the

Board of Directors reasonably considers and discusses in good faith all proposals submitted by the Fund and, without limiting the foregoing, meet with, and causes the Company’s financial advisors and legal advisors to meet with, the Fund and its advisors from time to time as reasonably required by the Fund to consider and discuss in good faith the Fund’s proposals; or

(m) by the Company, if the Company has not received the Bridge Financing Commitment Letter by October 30, 2004 (provided that the right to terminate this Agreement pursuant to this Section 8.1(m) shall not be available to the Company after such date); or

(n) by the Company, if the Company has not received the Transaction Financing Commitment Letter.

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Fund, Acquisition LLC, the Company or their respective officers, directors, stockholders, partners or Affiliates, except as set forth in Sections 5.3, 6.4, 8.3 and Article IX; provided that any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes without limitation the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate in all material respects when made) and the provisions of Sections 5.3 (regarding confidentiality), the penultimate sentence of 6.4 (regarding confidentiality), 8.3 and Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3 General Fees and Expenses. Except as set forth in Section 8.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

8.4 Certain Fees and Expenses.

(a) Provided that the Fund is not in material breach of its obligations under this Agreement, if the Merger is not consummated for failure of the condition to Closing contained in Section 7.1(f) to be satisfied and, as a result of such failure, CNLRP is obligated to pay the Company a break-up fee pursuant to the terms of the CNLRP Merger Agreement, the Company shall pay to the Fund as follows: (i) if the Fund has waived the condition to Closing contained in Section 7.1(f) and elected to proceed with the Merger, the Company shall pay to the Fund an amount equal to $8,000,000, multiplied by a fraction, the numerator of which shall be the value of the Merger Consideration and the denominator of which shall be the value of the Aggregate Merger Consideration; and (ii) if the Fund has not waived the condition to Closing contained in Section 7.1(f) and the Merger is not consummated, the Company shall pay to the Fund an amount equal to $5,000,000, multiplied by a fraction, the numerator of which shall be the value of the Merger Consideration and the denominator of which shall be the value of the Aggregate Merger Consideration.

(b) If this Agreement shall be terminated by the Fund pursuant to Section 8.1(k), the Fund thereupon shall pay to the Company an amount equal to the lesser of (i) 4.0% of the value of the Merger Consideration; and (ii) $20,000,000 multiplied by a fraction, the numerator of which shall be the value of the Merger Consideration and the denominator of which shall be the value of the Aggregate Merger Consideration.

(c) If this Agreement shall be terminated by the Company pursuant to Section 8.1(l), the Company shall pay to the Fund an amount equal to the lesser of (i) 4.0% of the value of the Merger Consideration; and (ii) $20,000,000 multiplied by a fraction, the numerator of which shall be the value of the Merger Consideration and the denominator of which shall be the value of the Aggregate Merger Consideration.

(d) If this Agreement shall be terminated by the Company pursuant to Section 8.1(n) or by the Fund or the Company on or after June 30, 2005, and as of the date of termination the Transaction Financing Commitment Letter has not been received by the Company, the Company shall pay to the Fund an amount equal to $3,000,000 multiplied by a fraction, the numerator of which shall be the value of the Merger Consideration and the denominator of which shall be the value of the Aggregate Merger Consideration.

(e) The payment of the amounts pursuant to this Section 8.4 shall be full compensation for the loss suffered by the Company or the Fund (as applicable) as a result of the failure of the Merger to be consummated (including, without limitation, opportunity costs and out-of-pocket costs and expenses) and to avoid the difficulty of determining damages under the circumstances. Any amount owed by the Company or the Fund pursuant to this Section 8.4 shall be paid by the Company to the Fund or the Fund to the Company (as applicable) in immediately available funds within two (2) business days after the date the event giving rise to the obligation to make such payment occurred. The Company and the Fund each acknowledge that the agreements contained in this Section 8.4 are integral parts of this Agreement; accordingly, if the Fund or the Company (as applicable) fails to promptly pay any amount owed pursuant to this Section 8.4 and, in order to obtain payment, the Fund or the Company (as applicable) commences a suit which results in a judgment against the other for any amounts owed pursuant to this Section 8.4, the losing party shall pay to the prevailing party its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount owed at the prime rate of Bank of America, N.A. Payment of the fees described in this Section 8.4 shall not be in lieu of damages incurred in the event of breach of this Agreement.

8.5 Amendment. This Agreement may be amended by the Parties at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or by the Partners, provided, however, that, after any such approval, no amendment shall be made which by law requires further approval by the stockholders of the Company or by the Partners, without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.6 Extension; Waiver. At any time prior to the Effective Time, the Parties may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein, provided, however, that, after any such approval, no extension or waiver shall be made which by law requires further approval by such stockholders without such further approval. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

ARTICLE IX

MISCELLANEOUS

9.1 Nonsurvival of Representations and Warranties. The respective representations and warranties of the Company, Acquisition LLC and the Fund contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time. This Section 9.1 shall have no effect upon any other obligations of the Parties, whether to be performed before or after the consummation of the Merger. Each Party agrees that, except for the representations and warranties contained in this Agreement, neither the Company, Acquisition LLC nor the Fund makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other’s representatives of any documentation or other information with respect to any one or more of the foregoing.

9.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

(a)	if to the Fund, to:

CNL Income Fund V, Ltd.

450 S. Orange Avenue, Suite 1100

Orlando, FL 32801

Attn: Michael Wood

Fax: (407) 540-2104

with copies (which shall not constitute notice) to:

Baker & Hostetler LLP

200 South Orange Avenue, Suite 2300

Orlando, FL 32801

Attn: Kenneth C. Wright, Esq.

Fax: (407) 841-0168

Baker & Hostetler LLP

1050 Connecticut Avenue, NW

Suite 1100

Washington, D.C. 20036

Attn: William J. Conti, Esq.

Fax: (202) 861-1783

(b)	if to the Company or Acquisition LLC, to:

U.S. Restaurant Properties, Inc.

12240 Inwood Road

Suite 300

Dallas, Texas 75244

Attn: Robert Stetson

Fax: (972) 490-9119

with a copy (which shall not constitute notice) to:

Locke Liddell & Sapp LLP

2200 Ross Avenue

Suite 2200

Dallas, Texas 75201

Attn: Kenneth Betts

Fax: (214) 740-8800

or to such other address as the Party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

9.3 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

9.4 No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereto.

9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

9.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the Parties with respect to the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.7 Counterparts and Signature. This Agreement may be executed in two counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other party, it being understood that each Party need not sign the same counterpart.

9.8 Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words

“include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Maryland.

9.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

9.11 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

9.12 Submission to Jurisdiction. Each of the Parties (a) consents to submit itself to the personal jurisdiction of any state or federal court of competent jurisdiction of the State of Maryland in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.12, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

9.13 WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties have signed, or caused this Agreement to be signed by their respective officer thereunto duly authorized, as of the date first written above.

U.S. RESTAURANT PROPERTIES, INC.

By:	/s/ Robert J. Stetson

Title:	Chief Executive Officer

IVANHOE ACQUISITION V, LLC

By:	/s/ Robert J. Stetson

Title:	President

CNL INCOME FUND V, LTD.

By:	CNL Realty Corporation, general partner

	By:	/s/ Robert A. Bourne

	Title:	President and Treasurer

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